UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2012

YA ZHU SILK, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-155486
(Commission File Number)

26-3062449
(IRS Employer Identification No.)

112 North Curry Street, Carson City, Nevada 89703
(Address of principal executive offices and Zip Code)

(+86) 755-8668-1130
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment no. 3 to the current report on Form 8-K/A is being filed to incorporate changes to the current report on Form 8-K (the “Form 8-K”) filed by us on February 27, 2012 in response to comments received from the Securities and Exchange Commission (the “SEC”) as a result of the SEC’s review of the Form 8-K. Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the original filing of the Form 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report. This amendment should be read in conjunction with our filings made with the SEC subsequent to the filing of the Form 8-K, including any amendments to those filings.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements made in this Form 8-K include statements about:

•

our sales plan and marking program;

•

 our beliefs regarding the companies that may manufacture our products;

•

our goal is that Yiyueqiji will transition its major revenue to be derived from system software development and re-assign its staff and expertise to Shenzhen operations in 2012;

•

our goal is to be a global leader in the design, development and manufacture of mobile devices and the strategies we anticipate will help us reach that goal;

•

our expectation that the number of AMS employees will increase;

•

our belief that we may build a strategic relationships with one or more leading telecom companies;

•

AMS should operate the major smartphone and tablet product development center and product delivery business unit for the group of companies;

•

our expectation that the operating companies will sign with financing backup from the manufacturing partners to grow the output of the smartphone products to a larger scale

•

our expectation that the demand for our products will eventually increase; and

•

our expectation that we will be able to raise capital when we need it.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•

general economic and business conditions;

•

our ability to identify attractive products and negotiate their acquisition or licensing;

•

our ability to effectively develop and market products that we acquire or license;

•

our inability to complete the purchase of Kunekt’s assets;

•

volatility in prices for our products;

•

risks inherent in the mobile industry;

•

competition for, among other things, capital, products and skilled personnel; and

•

Other factors discussed under the section entitled “Risk Factors”.

These risks may cause our company’s or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report on Form 8-K and unless otherwise indicated, the terms “we”, “us” and “our” refer to Ya Zhu Silk, Inc. and our wholly owned subsidiary, AMS-INT Asia Limited (“AMS”), a Hong Kong corporation. Unless otherwise specified, all dollar amounts are expressed in United States dollars.

Item 1.01 Entry into a Material Definitive Agreement.

Please see Item 2.01 of this current report on Form 8-K.

Item 2.01 Completion of Share Exchange Agreement.

The Master Agreement

On June 29, 2011, we entered into a master agreement (the “Master Agreement”) with Kunekt Corporation (“Kunekt”), AMS-INT Asia Limited (“AMS”), Ferngrui Yue (“Yue”), Guangzhou XingWei Communications Technology Ltd. Inc. (“XingWei”), Matt Li (“Li”), Beijing Yiyueqiji

Science and Technology Development Ltd. Inc. (“Yiyueqiji”), and Mark Bruk (“Bruk”). The Master Agreement requires us to issue and register up to 7,104,000 common shares, before a proposed 25 to 1 forward stock split (177,600,000 post-split shares), as consideration in exchange for all shares of AMS held by Li and Yue, and other valuable assets, including the rights to the trademarked brand name “Kunekt”. The Master Agreement contains several elements, including share exchange agreements, our assignment of registration rights for the shares to be issued, our purchase of assets held by Kunekt, and an agreement between us and a Everona Limited, a Hong Kong company.

On January 18, 2012, we entered into an amending agreement (the “Amending Agreement”) with Kunekt, AMS, Yue, XingWei, Li, Yiyueqiji, and Bruk whereby all of the dates in the agreements entered into pursuant to the Master Agreement were extended by six months due to the failure to close those agreements. The terms below account for the changes pursuant to the Amending Agreement. We entered into the Amending Agreement because we were unable to complete the financial statements required by this Current Report on Form 8-K within the time frame established by the Master Agreement.

Background to Agreements

On or about April 15, 2011,  Kunekt could not execute the previously signed agreements with AMS, but Kunekt  still wanted to participate into the deal with the hope of structuring the deal so that the share structure of Ya Zhu would be similar as if Kunekt acquired AMS. As part of these negotiations, Mr. Bruk agreed to cancel most of the shares of our company that he would receive.

Share Exchange Agreements

Yue Share Exchange Agreement: 1,200,000 Shares of Common Stock to be Issued

On June 29, 2011, being the effective date of the Master Agreement (the “Effective Date”), we entered into a share exchange agreement (the “Yue Share Exchange Agreement”) with Yue and XingWei whereby we purchased all shares of AMS held by Yue in consideration for the issuance of up to 1,200,000 registered common shares, before a proposed 25 to 1 forward stock split (30,000,000 post-split shares), to Yue. The exact number of common shares issued is dependent upon our revenue from October 31, 2011 to September 30, 2012 and subject to the following timeline:

A)

On the closing date, being February 20, 2012, we issued 480,000 common shares, before a proposed 25 to 1 forward stock split (12,000,000 post-split shares), to Yue;

B)

On March 31, 2012, we shall issue 320,000 common shares, before a proposed 25 to 1 forward stock split (8,000,000 post-split shares), to Yue;

C)

If our revenue from October 31, 2011 to June 30, 2012 is greater than or equal to USD $9 million and less than or equal to USD$11.5 million, then within 5 business days we shall issue 133,334 common shares, before a proposed 25 to 1 forward stock split (3,333,350 post-split shares), to Yue;

D)

If our revenue from October 31, 2011 to June 30, 2012 is greater than USD$11.5 million, then within 5 business days we shall issue 400,000 common shares, before a proposed 25 to 1 forward stock split (10,000,000 post-split shares), to Yue;

E)

If our revenue from October 31, 2011 to September 30, 2012 is greater than or equal to USD$20 million and our revenue from October 31, 2011 to June 30, 2012 is greater than or equal to USD $9 million and less than or equal to USD$11.5 million, then within 5 business days we shall issue 266,666 common shares, before a proposed 25 to 1 forward stock split (6,666,650 post-split shares), to Yue; and

F)

If our revenue from October 31, 2011 to September 30, 2012 is greater than or equal to USD$20 million and our revenue from October 31, 2011 to June 30, 2012 is less than $9 million, then within 5 business days we shall issue 400,000 common shares, before a proposed 25 to 1 forward stock split (10,000,000 post-split shares), to Yue.

The following is a summary of the common shares that may be issued to Yue pursuant to the Yue Share Exchange Agreement:

PERIOD	REVENUE RANGE USD (millions)		SHARES TO BE ISSUED
	Min	Max
10.31.2011 to 06.30.2012	9.0	11.5	133,334
10.31.2011 to 06.30.2012 and 10.31.2011 to 09.30.2012	9.0 20.0	11.5	266,666
10.31.2011 to 06.30.2012	11.5		400,000
10.31.2011 to 06.30.2012 and 10.31.2011 to 09.30.2012	9.0 20.0		400,000

Li Share Exchange Agreement: 3,384,000 Shares of Common Stock to be Issued

On the Effective Date, we entered into a share exchange agreement (the “Li Share Exchange Agreement”) with Li and Yiyueqiji whereby we purchased all shares of AMS held by Li in consideration for the issuance of up to 3,384,000 registered common shares, before a proposed 25 to 1 forward stock split (84,600,000 post-split shares), to Li. The exact number of common shares issued is dependent upon our revenue from October 31, 2011 to September 30, 2012 and subject to the following timeline:

A)

On the closing date, being February 20, 2012, we issued 1,480,000 common shares, before a proposed 25 to 1 forward stock split (37,000,000 post-split shares), to Li;

B)

On March 31, 2012, we shall issue 680,000 common shares, before a proposed 25 to 1 forward stock split (17,000,000 post-split shares), to Li;

C)

If our revenue from October 31, 2011 to June 30, 2012 is greater than or equal to USD $9 million and less than or equal to USD$11.5 million, then within 5 business days we shall issue 408,000 common shares, before a proposed 25 to 1 forward stock split (10,200,000 post-split shares), to Li;

D)

If our revenue from October 31, 2011 to June 30, 2012 is greater than USD$11.5 million, then within 5 business days we shall issue 1,224,000 common shares, before a proposed 25 to 1 forward stock split (30,600,000 post-split shares), to Li;

E)

 If our revenue from October 31, 2011 to September 30, 2012 is greater than or equal to USD$20 million and our revenue from October 31, 2011 to June 30, 2012 is greater than or equal to USD $9 million and less than or equal to USD$11.5 million, then within 5 business days we shall issue 816,000 common shares, before a proposed 25 to 1 forward stock split (20,400,000 post-split shares), to Li;

F)

If our revenue from October 31, 2011 to September 30, 2012 is greater than or equal to USD$20 million and our revenue from October 31, 2011 to June 30, 2012 is less than $9 million, then within 5 business days we shall issue 1,224,000 common shares, before a proposed 25 to 1 forward stock split (30,600,000 post-split shares), to Li.

The following is a summary of the common shares that may be issued to Li pursuant to the Li Share Exchange Agreement:

PERIOD	REVENUE RANGE USD (millions)		SHARES TO BE ISSUED
	Min	Max
10.31.2011 to 06.30.2012	9.0	11.5	408,000
10.31.2011 to 06.30.2012 and 10.31.2011 to 09.30.2012	9.0 20.0	11.5	816,000
10.31.2011 to 06.30.2012	11.5		1,224,000
10.31.2011 to 06.30.2012 and 10.31.2011 to 09.30.2012	9.0 20.0		1,224,000

On February 20, 2012, we have closed the Yue Share Exchange Agreement and Li Share Exchange Agreement and we own 100% of the issued and outstanding common shares of AMS (the “Share Exchange Agreements’ Closing Date”).

Purchase of Kunekt Assets

Kunekt Asset Purchase Agreement: 2,480,000 Shares of common stock to be Issued

On the Effective Date, we entered into an asset purchase agreement (the “Kunekt Asset Purchase Agreement”) to purchase the Kunekt Assets. In exchange for the Kunekt Assets, we will issue Kunekt 2,480,000 shares, before a proposed 25 to 1 forward stock split (62,000,000 post-split shares) from our current offering. This purchase will be subject to Kunekt receiving shareholder approval for the purchase, which Kunekt has agreed to use commercially reasonable efforts to do. As of Aug 16, 2012 , Kunekt has not received shareholder approval.

If Kunekt completes a distribution of the shares to the shareholders of Kunekt, Bruk agreed that within 10 days of the completion of such distribution to cancel such number of shares such that Bruk will have no more than 148,917 common shares, before a proposed 25 to 1 forward stock split (3,722,925 post-split shares).

In addition to any other rights Kunekt might have under any other agreement, if the common shares issued pursuant to the Asset Purchase Agreement are not registered pursuant to an effective registration statement within 240 days of the closing date, we agreed to execute and deliver to Kunekt all such bills of sale, assignments, instruments of transfer, deeds, assurances, consents and other documents as shall be necessary to effectively transfer the Kunekt Asset to Kunekt, free and clear of all encumbrances, or any contract to create an encumbrance, unless such encumbrance is permitted by Kunekt.

Bruk is the founder, president, treasurer and sole director of Kunekt. Bruk currently holds 51.6% of the issued and outstanding common shares of Kunekt. Under the terms of the Kunekt Asset Purchase Agreement, Kunekt will receive 2,480,000 common shares. If Kunekt distributed those common shares to its shareholders, Bruk would receive 1,279,680 of those common shares. Bruk agreed that he would cancel 1,130,763 of these common shares, reducing his position to 148,917 common shares. Bruk agreed to this cancellation as it was a requirement of Li and Yue that the number of shares outstanding for Ya Zhu following (i) the acquisition of AMS-INT, and (ii) the asset purchase from Kunekt, not be greater than the number of shares that would have been issued has Kunekt acquired AMS-INT as previously agreed.

Subscription Agreement

Subscriber Agreement: 40,000 Shares of Common Stock to be Issued

Everona Limited, a Hong Kong company (the “Subscriber”) in this transaction relates to an offering of securities in an offshore transaction to persons who are not U.S. persons pursuant to regulations under the United States Securities act of 1933 as amended. The Subscriber has no material relationship with any of the parties to the Master Agreement.

None of the securities to which this agreement relates have been registered under the 1933 act, or any U.S. State securities laws, and, unless so registered, may not be offered or sold, directly or indirectly, in the United States or to U.S. Persons except in accordance with the provisions of regulations under the 1933 act, pursuant to an effective registration statement under the 1933 act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 act and in each case only in accordance with applicable state securities laws. In addition, hedging transactions involving the securities may not be conducted unless in compliance with the 1933 act.

The Subscriber agreed to purchase 40,000 common shares, before a proposed 25 to 1 forward stock split (1,000,000 post-split shares) for the price of $25.00 per common share or an aggregate price of $1,000,000. The Subscriber’s subscription was conditional on the Subscriber being transferred 226,667 common shares, before a proposed 25 to 1 forward stock split (5,666,675 post-split shares), from an existing shareholder of our company, which results in an effective purchase price of $3.75 per common share, before a proposed 25 to 1 forward stock split ($0.15 per post-split share).

Subscription proceeds shall be paid in the following manner: (i) $784,000 shall be paid to our company by wire transfer, certified check, bank draft, or by such other means as agreed upon between the parties and (ii) by assigning a promissory note to our company in the amount of $216,000, which note is payable to Kunekt by AMS and has been assigned by Kunekt to the private party subscriber. . It was agreed that this $216,000 would form a part of the $1,000,000 to be invested by the Subscriber and the balance of $784,000 was paid to AMS immediately after the execution of the June 29, 2011 agreements. We have received these funds and advanced them for research, development and operations of the AMS operating companies.

The Subscriber had previously invested $1,750,000 in Kunekt. Under the conditions imposed on Kunekt by the CTO, Kunekt could not issue any shares to the Subscriber. Therefore, in order to get the Subscriber’s agreement that $1,000,000 of its investment in essence be transferred to an investment in our company, and the balance of $750,000 be forgiven and the ownership percentages of all parties to these agreements basically remain the same (other than Bruk’s), the Subscriber agreed that if he receive 40,000 of our common shares and Li agreed that he would transfer 226,667 of our common shares.

On March 26th, 2012, our transfer agent issued 40,000 Shares to the Subscriber. On March 26th, 2012, Matt Li transferred 226,667 Shares, originally issued to Li, to the Subscriber. At the time of filing, the 40,000 Shares had been authorized by the board of directors of our company, but they had not yet been issued and the 226,667 Shares had not yet been issued to Li or transferred by Li. Therefore they are not disclosed as issued and outstanding in the Form 8-K filed on February 27, 2012.

Registration Rights

Registration Agreement: Registration of the 7,104,000 Shares of Common Stock

In connection with the other agreements pursuant to the Master Agreement, we, along with AMS, Yu, Li, XingWei, and Yiyueqiji, entered into a registration rights agreement (the

“Registration Rights Agreement”) whereby we agreed to register all common shares issued pursuant to the Master Agreement or agreements entered into pursuant to the Master Agreement within 120 days of December 31, 2011 (the “Registration Date”). Pursuant to an agreement entered into between the parties to the Registration Rights Agreement on August 14th, 2012 , the parties to the Registration Rights Agreement that the Registration Date is postponed to September 30, 2012. We agreed to pay a penalty provision of 1.5% of the deemed value of the common shares, being $1.00 per common share, per month if the common shares are not registered by the Registration Date. We also agreed to the following:

A)

prepare and file with the SEC such amendments and supplements to a registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the shares issued in this exchange;

B)

furnish to Kunekt, AMS, Li, Yue, Yiyueqiji, XinWei, and Mark Bruk (the “Holders”) such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by our company) as they may reasonably request in order to facilitate the disposition of the shares issued to them under the Share Exchange Agreements;

C)

use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act of 1933 (the “Securities Act”) and the Securities and Exchange Act of 1934 (the “Exchange Act”) (including, without limitation, Rule 172 under the Securities Act), file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, and to promptly notify the Holders in writing if, at any time between issuance of the shares and either (i) the date as of which the Holders may sell all of the issued shares without volume or manner of sale restriction pursuant to rule 144 or (ii) the date as of which all the shares issued have been sold, we do not satisfy the conditions specified in Rule 172 of the Securities Act, and, as a result thereof the Holders are required to deliver a prospectus in connection with any disposition of the shares issued to them under the Share Exchange Agreements;

D)

notify the Holders of the occurrence of any event as a result of which the prospectus included in or relating to a registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, subject to certain conditions, we will promptly prepare (and, when completed, give notice and provide a copy thereof to both the Holders) a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by us the Holders will not offer or sell the issued shares until we have notified them that we have prepared a supplement or amendment to such prospectus and filed it with the SEC or, if we do not then meet the conditions for the use of Rule 172, delivered copies of such supplement or amendment to the Holders (it being understood and agreed by us that the foregoing proviso shall in no way diminish or otherwise impair our obligation to promptly prepare a prospectus amendment or supplement and deliver copies of same; and

E)

use commercially reasonable efforts to register and qualify the issued shares under such other securities or Blue Sky laws of such states as shall be reasonably appropriate in our opinion, provided that we shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that if any jurisdiction in which any of such issued shares shall be qualified shall require that expenses incurred in connection with the qualification therein of any such registrable securities be borne by the Holders , then they shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses.

F)

use our commercially reasonable efforts, subject to the terms and conditions of the Master Agreement, to (i) prevent the issuance of any stop order or other suspension of effectiveness of the issued shares, or the suspension of the qualification of any of the issued shares for sale in any jurisdiction in the United States, and (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify the Holders of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding such purpose.

G)

(i) comply with all requirements of the Financial Industry Regulatory Authority, Inc. with regard to the issuance of the stock offered as consideration and the listing thereof on the OTC Bulletin Board and such other securities exchange or automated quotation system, as applicable, and (ii) engage a transfer agent and registrar to maintain our stock ledger for all shares issued under this agreement not later than the effective date of a registration statement.

We have also agreed to furnish relevant information to XingWei and Li as provided for in section 5 of the registration rights agreement. Further, we have agreed to cover expenses of registration subject to conditions established in section 6 of the registration rights agreement. Additionally, we have agreed to certain indemnifications to benefit the Holders under section 8 of the registration agreement. Finally, we have agreed to perform duties in order to allow the Holders to benefit from unrestricted sale of the issued shares, if available, under Rule 144 and any other rule or regulation of the SEC that may at any time permit them to sell their issued shares without registration under section 9 of the registration agreement.

Kunekt, AMS, Li, Yue, XingWei and Yiyueqiji are all party to the registration rights agreement. Each of these parties is entitled to receive the penalty payments of 1.5% of the deemed value of the Shares per month if the Shares are not registered by the Registration Date.

Summary of Transactions

As a result of Share Exchange Agreement, Subscription Agreement and Share Cancellation is described more fully above in the section titled “Completion of Share Exchange Agreement” in Item 2.01 above, AMS became our wholly owned subsidiary and our new operating business and

Li and Yue, the original stockholders of AMS collectively held approximately 90% of the outstanding common stock of the Company as below:

Shares
Stockholding of the Company before reverse merger	5,180,000
Stock cancellation	(5,000,000)
Yue’s share	480,000
Li’s share	1,480,000
Shares issued to the Subscriber	40,000
Total	2,180,000

Below, please see a summary of the shares still to be issued to Yue, Li, and the Subscriber.

PERSONS	SHARES ISSUED	SHARES OUTSTANDING
Yue	480,000	720,000
Li	1,480,000	1,904,000
Subscriber	40,000	0

We anticipate that Yue and Li will have approximately 12% of the total issued and outstanding common shares if the maximum number of common shares are issued to Yue and Li pursuant to the Share Exchange Agreements. The AMS group companies (including AMS HongKong, AMS ShenZhen, Beijing Yiyue, GuangZhou XinWei) will promote the spirit of employee owing part of the companies as part of a generous incentive plan, thus the shares issued to Yue and Li will transfer to the key employees, officers and advisors. Secondly, the existing investors and shareholders will also get additional shares from the shares transferred from Yue and Li. So the Yue and Li ‘ownership’ in terms of percentage will decrease despite the total numbers of shares may increase.  We expect that under the leadership of Mr.Yue, the plans will be well executed as expected. If the plans are fully executed, the total shares owned by Yue and Li will not exceed 14,000,000 shares. With reference to the table showing the maximum number of issued and outstanding shares under the shares exchange agreement to be under 1,206,000,000 shares, the total number of shares owned by Yue and Li will not exceed 12%.

AMS conducts its business operations through its wholly owned subsidiary AMS Shenzhen and two variable interest entities XingWei and Yiyueqiji based in the PRC. Yiyueqiji and XingWei have signed contractual management agreements with AMS, as discussed above under the heading “Variable Interest Entities Agreements”. Under these agreements, management of all sales and operations will be under the management of AMS, a Hong Kong company. Future investment and assets purchased and sold will also be under the full control of AMS. Chinese law forbids a non-Hong Kong company from acquiring these management agreements with mainland Chinese companies. We anticipate that AMS will continue to expand its presence and operations in Hong Kong and in China. The full acquisition of Yiyueqiji and XingWei is anticipated to occur in the third calendar quarter of 2012. We also anticipate setting up other joint venture companies in China and in the U.S.

The transactions contemplated under the Share Exchange Agreement, variable interest entities Agreements and the Kunekt Asset Purchase Agreement are composed of three transactions. These transactions were initially contemplated to be completed by Kunekt; however, due to the cease trade order issued against Kunekt by the British Columbia Securities Commission on April 8, 2011, Kunekt was unable to complete the transactions. As such, the parties agreed to restructure the transactions such that Ya Zhu would acquire AMS and issue shares to Kunekt in exchange for the assets of Kunekt. As such, all three transactions are intertwined.

Transaction one is accounted for as a reverse acquisition, where Ya Zhu (the legal acquirer) is considered the accounting acquiree and AMS (the legal acquiree) is considered the accounting acquirer. In this transaction, Ya Zhu issues its additional shares in exchange for all the outstanding shares of AMS. In accordance with ASC 810-10-55-12: “In a business combination effected primarily by exchanging equity interests, the acquirer usually is the entity that issues its equity interests. However, in some business combinations, commonly called reverse acquisitions, the issuing entity is the acquire”. Thus, AMS obtains the control of Ya Zhu and is the accounting acquirer in transaction one. The acquisition of AMS will be accounted for as a reverse merger because on a post-merger basis, the stockholders of AMS held a majority of the outstanding common stock of the Company on a voting and fully-diluted basis.

Transaction two is accounted for a business combination where two variable entities, XingWei and Yiyueqiji are acquired by AMS. As per the share exchange agreement and the VIE Agreements entered into by AMS and XingWei as well as Yiyueqiji separately, we conclude that AMS has variable interests that will both absorb a majority of the expected losses and receive a majority of the expected residual returns of XingWei and Yiyueqiji, respectively. In accordance with ASC 805-40-20: “Acquirer: The entity that obtains control of the acquiree. However, in a business combination in which a variable interest entity (VIE) is acquired, the primary beneficiary of that entity always is the acquirer” and ASC 810-10-25-38: “A reporting entity shall consolidate a VIE if that reporting entity has a variable interest (or combination of variable interests) that will absorb a majority of the VIE's expected losses, receive a majority of the VIE's expected residual returns, or both. The reporting entity that consolidates a VIE is called the primary beneficiary of that VIE”. Thus, AMS obtains the control of XingWei and Yiyueqiji and is the accounting acquirer in transaction two.

The consolidated assets and liabilities of AMS, XingWei and Yiyueqiji (AMS group), will be transferred at their historical cost with the capital structure of Yazhu. Yazhu is deemed a continuation of the business of AMS group, and the historical financial statements of AMS group will become the historical financial statements of Yazhu. Accordingly, the financial statement data are those of AMS for all periods prior to our acquisition of AMS on February 20, 2012, and the financial statements of the consolidated companies from the acquisition date forward.

Transaction three contemplated in the Kunekt Asset Purchase Agreement is accounted for an acquisition of the assets of Kunekt. The transaction is subject to approval of Kunekt’s stockholders now and has no connection with the reverse acquisition and business combination.

Kunekt Cease Trade Order

On February 28, 2011, the British Columbia Securities Commission (the “BCSC”) issued a temporary Halt Trade Order (the “HTO”) against Kunekt due to its concerns about various promotional material found on the Internet (the “Promotional Material Web Sites”). The HTO was renewed on March 3, 2011 and expired on March 8, 2011.  However, on March 8, 2011, the Executive Director of the BCSC issued a Temporary Order and Notice of Hearing (the “CTO”) in the province of British Columbia, Canada, whereby the BCSC ordered that all persons cease trading in the securities of Kunekt until certain information is provided to the BCSC.  On April 12, 2011 the BCSC denied Kunekt’s application to have the CTO removed or varied to allow Kunekt to complete the the acquisition of AMS with liberty to re-apply upon providing further evidence to the BCSC that neither Kunekt, nor any of its directors, officers or insiders, caused or had any direct or indirect involvement in the preparation or publication of the Promotional Material Web Sites or any knowledge of them prior to being informed of them by BCSC staff.

Impact on Agreements

Under the conditions imposed on Kunekt under the CTO, Kunekt is unable to issue securities and honor the terms of any share exchange agreements, including the two dated January 20, 2011, as amended March 31, 2011, among Kunekt, AMS, Yue, Li, Yiyueqiji and XingWei, Kunekt. All parties to these two agreements agreed that these and all related agreements are not valid and are therefore terminated and cancelled.

Bruk has informed us that within approximately ten (10) business days of us clearing all outstanding comments with regard to this 8-K, Kunekt will file a Schedule 14A requesting the consent from its shareholders to proceed with the asset sale. Bruk currently holds 51.6% of the issued and outstanding common shares of Kunekt, and has informed us that he intends to consent to the sale of the assets. As no shares of Kunekt are being issued, the CTO has no effect on the closing of the asset purchase agreement.

Business

Corporate History

We were incorporated in the State of Nevada on July 22, 2008. Following incorporation, we commenced the business of importing and distributing high quality silk fabric made in China. We have subsequently changed our business and we now market mobile devices, specifically mobile phones, smartphones, and tablets. We are evolving our business to become a designer and manufacturer of mobile devices.

Shell Company Status

Prior to the acquisition of AMS, we were a shell company as defined in Rule 12b-2 of the Securities and Exchange Act of 1934 (the “Exchange Act”). Rule 144 of the Securities Act of

1933 restricts the resale of securities issued by any issuer (such as us) that has been at any time previously a shell company, except, however, if the following conditions are met:

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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Corporate Structure

The diagram below shows the current corporate structure.

AMS Shenzhen is a wholly foreign-owned subsidiary (“WFOE”) of AMS-Int Asia Ltd. A WFOE is a limited liability company operating in China that is wholly owned by the foreign investor (AMS Shenzhen  in our case). XingWei and Yiyueqiji are operating as business units (subsidiaries) of the AMS group companies through Variable Entity Interest agreements (VIE).

We anticipate that we will rely principally on dividends from our PRC subsidiaries, XingWei and Yiyueqiji, for our cash requirements outside of PRC, including servicing any debt we may incur outside of PRC and obtaining the funds necessary to pay dividends and other cash distributions to our shareholders and pay our operating expenses outside of PRC.

Under the PRC law, the PRC subsidiaries, XingWei and Yiyueqiji, may pay dividends only out of its accumulated retained earnings determined in accordance with the PRC accounting standards and regulations and tax laws, which will subject to a withholding tax of 10%. Pursuant to a special arrangement between Hong Kong and the PRC government, known as the Arrangement between the Mainland and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion, effective August 21, 2006 (the “Arrangement”), AMS may qualify for a lower rate of 5% for any dividends remitted from XingWei and Yiyueqiji in Mainland China to AMS in Hong Kong. In October 2009, the State Administration of Taxation of China, or the SAT, further issued the Circular on How to Interpret and Recognize the “Beneficial Owner” in Tax Agreements, or Circular 601. According to Circular 601, non-resident enterprises that cannot provide valid supporting documents as “beneficial owners” may not be approved to enjoy the preferential tax rate under the Arrangement. “Beneficial owners” are individuals, enterprises or other organizations that are normally engaged in substantive operations. These rules also set forth certain adverse factors to the recognition of a “beneficial owner.” Specifically, they expressly exclude a “conduit company,” or any company established for the purposes of avoiding or reducing tax obligations or transferring or accumulating profits and not engaged in actual operations such as manufacturing, sales or management, from being a “beneficial owner.” As a result, although XingWei and Yiyueqiji is a wholly owned subsidiary of AMS, AMS may not be able to enjoy the preferential withholding tax rate under the Arrangement and therefore be subject to withholding tax at a rate of 10% with respect to dividends to be paid by XingWei and Yiyueqiji.

In accordance to the Article 167 of the PRC Company Law, the PRC subsidiaries, XingWei and Yiyueqiji, are required to set aside at least 10% of its after-tax profit based on PRC accounting standards to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends. The board of directors of a WFOE has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds. After the allocation of relevant welfare and funds, the equity owners can distribute the remaining net after-tax profits after deducting the accumulated losses in the previous fiscal year. According to the PRC Company Law, companies may subject to a fine up to RMB5,000 for non-compliance with the above rules.

The registered capital of XingWei and Yiyueqiji is RMB1.00 million and RM1.50 million, respectively. XingWei and Yiyueqiji have not set aside 10% of its after-tax profit.

After paying the withholding taxes applicable to XingWei and Yiyueqiji, making appropriations for its statutory reserve funds and retaining any profits from accumulated profits, the remaining net profits of XingWei and Yiyueqiji  would be available for distribution to its sole shareholder, AMS, our wholly owned subsidiary in Hong Kong, and from AMS to us. AMS is subject to the uniform tax rate of 16.5% in Hong Kong. Under the Hong Kong tax laws, AMS is exempted from the Hong Kong income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

AMS-Int Asia is China HongKong SAR Inc., AMS Shenzhen is a wholly foreign-owned enterprise of AMS-Int Asia registered under Chinese company law. We follow PRC law to fulfill all the obligation of operating as a Chinese HongKong SAR subsidiary.  The registered capital for AMS Shenzhen is 2 million Chinese Yuan (about 317.4 thousand USD).  The profit and dividends paid to AMS will follow PRC law. As long as our major operations, such as research and development, are in Shenzhen and Guangzhou, we do not anticipate any immediate need to pay the dividend to AMS . We believe that the Chinese government is improving the situation for the HongKong SAR companies to get paid through its operation in mainland China. We will obtain legal advice before making any dividend payments. The allocation of the 10% of annual after-tax profit has not started yet due to the fact that AMS’ operations are new operation in Shenzhen. We believe that we have not violated any law that will result in any non-compliance for the above tax and dividend issues.

Variable Interest Entities Agreements

Yiyueqiji and XingWei have signed contractual management agreements with AMS. Under these agreements, management of all sales and operations will be under the management of AMS, a Hong Kong company. Future investment and assets purchased and sold will also be under the full control of AMS. Chinese law forbids a non-Hong Kong company from acquiring these management agreements with mainland Chinese companies.

Why We Structured the Business as a VIE

We are in mobile terminal R&D and manufacturing business, it is true that the sector has no restrictions for foreign ownership. The reasons why we structured the business as a VIE structure are mainly due to the businesses consideration. Since different operating companies have strong synergy in that the expertises are very complementary to each other, from the perspective of operation, customer care and research and development. Under the initial VIE structure, the companies can fulfill the customers order and make joint efforts to acquire more market share with higher efficiency. Additionally, compared with full acquisition of the operating companies, VIE structure can build up the operations of the entire group of the operating companies in a more timely fashion in the initial stage without going through long government procedures required in full acquisition.  However, there are RISKS associated with the VIE structure, the risks include the following, but not limited to, legal risk inherent in the VIE structure. The VIE structure must be structured in a proper way to comply with Chinese regulatory authorities. So far, our VIE structure has been done in a proper way, but the Chinese regulatory authorities may regulate it later. The other risks include potential conflicts of interest between the company and the operating affiliate shareholders, potential breach of contract by the operating affiliate shareholders. We will enforce the legally binding agreements signed under the Chinese law and Chinese HongKong SAR law to assure the best interest of all the shareholders.

Variable Interest Entities

To satisfy PRC laws and regulations, we conduct certain business in the People’s Republic of China (“PRC”) through variable interest entities (“VIEs”). On June 29, 2011, AMS entered into a series of contractual arrangements (the “VIE Agreements”) with each of Yiyuegiji and XingWei (the “VIEs” or the “Operating Companies”) and their respective shareholders. As a result of the VIE Agreements, AMS has the power to direct the VIEs’ activities that most significantly impact the VIEs’ economic performance and the obligation to absorb the VIEs’ losses that could be significant to the VIEs and the right to receive benefits from the VIEs that could be significant to the VIEs. Therefore AMS is deemed to have a controlling financial interest in the VIEs; therefore, AMS is considered the primary beneficiary of the VIEs and its financial statements are consolidated with the VIEs.

We have not obtained an opinion of counsel regarding the validity and enforceability of the VIE Agreements.  The VIE Agreements may not be as effective in providing us with control over XingWei and Yiyueqiji as direct ownership. Under the current VIE Agreements, if the VIEs fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control XingWei and Yiyueqiji, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

We do not have any pledge agreement with respect to the underlying assets as collateral to secure the responsibilities of XingWei and Yiyueqiji.

VIE Accounting

Pursuant to the Voting Rights Agreements between AMS and the shareholders of the Operating Companies (VIEs), the Operating Companies’ shareholders irrevocably and exclusively appointed the board of directors of AMS as their proxy to vote on all matters that require the approval of the Operating Companies’ shareholders.

In accordance with exhibit 10.11Restructuring Agreements between XingWei and AMS and exhibit 10.12Restructuring Agreements between Yiyueqiji and AMS (“Restructuring Agreements”), the operating companies and AMS have agreed several terms:

6. Party A agrees to have target company’s 100% of the operations and revenue rights to be transferred to Party-B.  Party-B provides exclusive management and services to the target company with the management. Party B agrees that the transferee of the aforementioned interests.

1.2 Party A agrees to the terms and conditions of this Agreement, will be a 100% interest in its legal owner of the target company are transferred to Party B; Party B agrees to the terms and conditions of this Agreement, the transferee of the aforementioned shares.

Taking consideration of Voting Rights Agreements and Restructuring Agreements, The public company, as a parent company of AMS concludes that it has the power to direct the activities of the VIEs that most significantly impact the VIEs’ economic performance.

Moreover, as per the Restructuring Agreements, the shareholders of VIEs agree to transfer 100% of the operations and revenue rights to AMS and AMS provides exclusive management and services to VIEs. Thus, the public company concludes that it the obligation to absorb the VIEs’ losses that could be significant to the VIEs and the right to receive benefits from the VIEs.

We believe it is sufficient, along with the voting rights agreement. The public company has a controlling financial interest in the VIES through these set of agreements pursuant to ASC 810-10-25-38A. The public company has the power to direct the activities of the VIEs and the obligation to absorb the VIEs’ losses that could be significant to the VIEs and the right to receive benefits from the VIEs.

In addition, acquisition of AMS by Yazhu the public company is accounted for as a reverse acquisition, where Yazhu (the legal acquirer) is considered the accounting acquiree and AMS (the legal acquiree) is considered the accounting acquirer. Thus, AMS obtains the control of Yazhu and is the accounting acquirer in transaction one. The acquisition of AMS will be accounted for as a reverse merger because on a post-merger basis, the stockholders of AMS held a majority of the outstanding common stock of Yazhu on a voting and fully-diluted basis.

Therefore, the consolidated assets and liabilities of AMS, XingWei and Yiyueqiji (AMS group), will be transferred at their historical cost with the capital structure of Yazhu. Yazhu is deemed a continuation of the business of AMS group, and the historical financial statements of AMS group will become the historical financial statements of Yazhu. Accordingly, the financial statement data are those of AMS for all periods prior to the acquisition of AMS and the financial statements of the consolidated companies from the acquisition date forward.

Liquidation

The VIE Agreements define liquidation as part of the contractual management. Under PRC law, it is up to the shareholders to decide whether the liquidation of the company is necessary and how it is done. In our case, it is up to the management team to decide the way of the liquidation, usually the liquidation is done on the basis of asset sale  and the proceeds goes to the AMS; but it is negotiable.

The procedures for a company liquidation, according to PRC law, upon the declaration of dissolution, a WFOE may be dissolved as the company sets up the liquidation committee as follows:

1. The board will need to appoint a liquidation committee to handle the liquidation within 15 days of the date on which the circumstances leading to dissolution of the company occurred.

2. The liquidation committee shall liquidate and value the company’s assets in accordance with PRC Law and the Articles of Association.

3. The liquidation committee of a WFOE (limited liability company) shall be comprised of its shareholders.

4. The liquidation committee shall exercise the following functions and powers during liquidation:

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Liquidate the assets of the company, prepare a balance sheet and list of assets, and formulate the liquidation plan;

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Notify the company’s creditors by way of notice or public announcement;

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Complete any unfinished business of the company;

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Submit the appraisal and valuation of assets and the basis for calculation;

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Pay all outstanding taxes;

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Pay all outstanding debts in full;

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Settle all of the company’s claims and debts;

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Dispose of the remaining assets after the company’s debts have been settled;

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Represent the company in any civil litigation;

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Produce the Liquidation Report and submit to the Board of Directors and the authorities for approval;

Liquidation audits

Liquidation audits are generally required twice in the process:

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When the termination application is submitted to the authorities and the application is approved y those authorities

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When all termination procedures have been completed

As well as normal audit procedures, liquidation audits will focus on these additional issues:

1. The financial performance and transactions of the company for the last three years before the date of declaring liquidation;

2. The completeness and truth of information on assets, such as:

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Whether the calculation of accounts receivable is correct,

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Whether the bad debts write-off was properly authorized,

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Whether the bank account records are complete,

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Whether physical assets properly belong to the company,

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Whether disposal/loss of fixed assets is approved by related authorities, and

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Whether investing assets are recorded and distributed correctly;

3. The liabilities of the company, such as:

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Whether salaries payable are calculated correctly,

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Whether tax payable has been cleared properly, and

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Whether other liabilities have been cleared properly; and

4. The liquidation expenses, including a check on whether these expenses were spent in compliance with the law.

Liquidation deadlines

The liquidation committee shall observe the following deadlines:

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Within 15 days of beginning the liquidation, the liquidation committee must be established;

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Within 10 days of the establishment of the liquidation committee, the committee member list and in-charge person must be filed with registration authority;

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Within 10 days of establishing the liquidation committee, it must notify known creditors and ask them to declare their claims; and

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Within 60 days of establishing of the liquidation committee, it must release an announcement in both a national newspaper and an appropriate provincial or municipal newspaper.

Distribution of liquidated proceeds

In accordance with PRC Law, revenues from the sale or disposal of the liquidated assets shall be paid out in the following order:

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Liquidation expenses;

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Employee wages;

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Social insurance premiums and legal indemnity premiums;

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Outstanding taxes; and

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Outstanding debts.

After payments have been made in accordance with provisions above and upon completion of the liquidation procedures, the remaining revenue shall be converted into U.S. dollars, or any other foreign currency acceptable to the investor through a designated foreign exchange bank or any other method permitted by PRC Law, and can be freely remitted or transported abroad.

The investor shall have the right to preserve the originals of all accounting records and business documents of the company.

After submission of the Liquidation Report, the company should perform de-registration with the authorities. After de-registration, the company can repatriate the remaining funds back to the investor. These de-registrations and other processes are:

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De-registration from Ministry of Commerce, and cancellation of the Approval Certificate;

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Tax audit and de-registration from the local tax bureau;

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Tax audit and de-registration from the state tax bureau;

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Customs de-registration;

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De-registration with the State Administration of Foreign Exchange;

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De-registration from the State Administration of Industry and Commerce;

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De-registration of the Business Code Certificate;

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Public announcement in a newspaper to terminate the business;

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Remit funds back to investors;

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Close bank accounts;

In addition, some companies in particular sectors may have other specialized registrations and those should be closed off as well. Although not strictly a financial issue, foreign investors should also ensure that, for example, unused raw materials and unsold products are disposed of properly, and in an environmentally sensitive way, and that buildings and other major assets are dealt with properly.

The following materials should be submitted to the tax bureau:

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Application letter, with relevant authorization certificate and other documents

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Liquidation audit report

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Liquidation report

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Tax clearance certificate for all taxes

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Approval letter for liquidation from authority that approved original establishment

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Application and examination form for tax registration termination, and other documents required by the tax bureau

VIE Agreements

The VIE Agreements are summarized below:

Voting Rights Agreements

Pursuant to the Voting Rights Agreements between AMS and the shareholders of the Operating Companies, the Operating Companies’ shareholders irrevocably and exclusively appointed the board of directors of AMS as their proxy to vote on all matters that require the approval of the Operating Companies’ shareholders. The Voting Rights Agreements has a term of one year and expire on June 28, 2012. The Voting Rights Agreements are automatically extended until terminated by AMS. The principals of XingWei and Yiyueqiji have agreed to execute and deliver an equity pledge agreement in addition to the equity pledge terms in the restructuring agrements. As of August 15th, 2012, the principals of XingWie and Yiyueqiji have not executed these agreements. We do not anticipate that this will have any impact on our business, financial condition or results of operations.

We anticipate AMS entering into other related agreements with the Operating Companies and the Operating Companies’ shareholders, which agreements will include, but are not limited to: Intellectual Property License Agreements; Exclusive Management and Consulting Services Agreements; and Call Option Agreements. We anticipate entering into this agreement before December 31, 2012. The following is a brief description of these proposed agreements.

Intellectual Property License Agreements

Pursuant to a proposed Intellectual Property License Agreements between AMS, the Operating Companies and the shareholders of the Operating Companies, the Operating Companies and their shareholders should agree to transfer all rights, title and interest in and to all intellectual properties under control or ownership of the Operating Companies to AMS.

Exclusive Management and Consulting Services Agreements

Pursuant to a proposed Exclusive Management and Consulting Services Agreements between AMS, the Operating Companies and the shareholders of the Operating Companies, the Operating Companies and their shareholders should agree to entrust the business operations of the Operating Companies and its management to AMS until AMS acquires all of the assets or equity of the Operating Companies. AMS will have the full and exclusive right to manage and control all cash flow and assets of the Operating Companies and to control and administer the financial affairs and daily operation of the Operating Companies. In turn, AMS will be entitled to the Operating Companies’ earnings before tax as a management fee, and will be obligated to pay all Operating Companies’ debts to the extent the Operating Companies are not able to pay such debt.

Call Option Agreements

Under a proposed Call Option Agreements between AMS, the Operating Companies and the shareholders of the Operating Companies, the Operating Companies’ shareholders should grant to AMS an irrevocable exclusive purchase option to purchase all or part of the shares or assets of the Operating Companies to the extent that such purchase does not violate any PRC law or regulations then in effect. AMS and the Operating Companies’ shareholders shall enter into further agreements based on the circumstances of the exercise of the option, including price. The exercise price shall be refunded to AMS or the Operating Companies at no consideration in a manner decided by AMS, in its reasonable discretion.

The Intellectual Property License Agreements, Exclusive Management and Consulting Services Agreements and Call Option Agreements will not have a term therefore according to PRC Contract Law these agreements will have an unlimited term. These agreements will also provide that except for the execution of mutual written agreement providing termination, a party cannot terminate an agreement unilaterally. Therefore, these agreements shall be regarded as bindingly and effective with an unlimited term before parties sign new agreements to terminate. These agreements shall be governed by the PRC laws and regulations. PRC laws and regulations concerning the validity of VIE agreements are uncertain, as many of these laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement by the PRC government may involve substantial uncertainty. Further, VIE agreements are governed by PRC laws and provide for the resolution of disputes through arbitration proceedings pursuant to PRC laws. If Yiyueqiji or XingWei or their respective stockholders fail to perform their obligations under the VIE Agreements, we may have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, and there is a risk that we may be unable to obtain these remedies. Therefore the VIE Agreements may not be as effective in providing control over Yiyueqiji and XingWei as direct ownership. Because we rely on Yiyueqiji and XingWei for revenue, any termination of or disruption to these VIE Agreements could detrimentally affect our business.

Full Acquisition

The full acquisition of Yiyueqiji and XingWei is anticipated to occur in the third calendar quarter of 2012. We plan to take a step-by-step approach to convert the VIE into a full acquisition.   The full acquisition can be done through the following way according to the PRC Company Law and the Guidelines for the FIEs, issued by the Ministry of Commerce,  pay off the registered capital to the original shareholders and the full interest of the companies will belong to the Shenzhen AMS and files the request to the local municipal government and gets the changes of the shareholders to be approved. The request documents include the payment proof and the the business is not against the national security.

Our Mobile Device Business

AMS

AMS provides financing and international sales and support for the mobile device products and services that are delivered and manufactured by XingWei and Yiyueqiji.

It is expected that upon asset acquisition of the “Kunekt” trademarks, AMS will change its name to Kunekt Mobile Solutions Asia Ltd. AMS will fulfill the role of continuing to expand sales and marketing offices across emerging markets and selected advanced markets, including the United States.

Early in 2012, our goal is to sign contracts with mobile device manufacturing companies and to obtain production financing terms from these manufacturing companies so as to allow AMS to launch large scale output of its new and existing smartphone and tablet product lines to meet expected market demand for these products.

We market mobile devices, specifically mobile phones, smartphones, and tablets. We are evolving our business to become a designer and manufacturer of mobile devices. We intend to sell our products under the brand name “KUNEKT” and as OEM products in our target markets, which include China, India, Southeast Asia, the Middle East, Eastern Europe and South America.

The transition from exporting Chinese silk to the design and production of mobile devices came about pursuant to the terms of a multi-party, multi-stage agreement between us and several companies and individuals as described under the heading “The Master Agreement”.

As of the Share Exchange Agreements’ Closing Date, our executive offices will be located at Suite 1002, 10/F Fang Da Building, NanShan Science & Hi-Tech Park , NanShan District, ShenZhen , China 518057.

Our telephone number is (+86) 755-8624-5989.

Industry

Over the past two decades, technological advancements in the mobile device industry have greatly expanded mobile device capabilities. Mobile devices include mobile phones, smartphones, tablets and other related products. The popularity of these devices is benefiting from reductions in size, weight and construction and improvements in functionality, storage capacity and reliability.

Market Size

Our management believes that the market for mobile communication devices is huge and growing rapidly. We believe that emerging economies including China, India, South America, and several of the East European countries, represent potentially large markets. Also, existing mobile device owners are now increasingly upgrading from basic phones to smartphones and smart mobile devices such as the iPad®, creating a huge market for selling our products to the world’s existing mobile subscribers.

Thus, even in developed countries where the mobile penetration rate already exceeds 100%, we anticipate that there should be massive growth as existing users switch from basic phones to smart communication devices, and from basic cellular service to mobile broadband.

In developing countries, we anticipate that basic phones will continue to dominate in the near term. However, as prices drop and become more affordable, we anticipate smartphones and tablet products will shift these markets from emerging to mature.

Market Trends

We believe that demographic and technological trends are converging to create tremendous opportunities in the global mobile market, especially in the segments targeted by us. These trends include:

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Strong growth in mobile phone sales worldwide.

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Strong growth in smartphone sales.

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Strong growth in tablet sales in higher-end markets.

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Increasing sales of inexpensive unbranded “white-box” handsets in emerging regions, such as China, India, Russia, Latin America, and Africa.

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The dominant mobile device type shipped globally will be feature phones without an identifiable OS because emerging markets are dominating handset demand.

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Accelerated evolution of smartphone operating system (“OS”) platforms. Android—the most open, flexible smartphone OS platform has taken advantage of this trend and achieved stunning growth.

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Rise of the third era of mobility—the service and social era. The first era was mobile devices, characterized by iconic devices such as the Motorola RAZR® and dominated by device manufacturers. The second era was applications, which arrived with the iPhone®, popularizing application and media stores. The third era — service and social — will build on the application era.

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The mobile industry will generate revenue from a wide range of additional services such as context, advertising, application and service sales, etc. We believe that each of these additional service areas will be a significant business worth several tens of billions of dollars per year.

The Opportunity

We believe that the characteristics of the mobile communications market over the next five years represent an attractive opportunity, as several trends converge:

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trillion dollar market size;

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high growth rates;

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feature phones in developing markets;

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smartphones and tablets in developed markets;

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shift from basic phones to smart communication devices, and from basic cellular service to mobile broadband; and

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increasing sales of inexpensive unbranded “white-box” handsets in emerging regions.

We believe that our business plan to offer feature-competitive products, as described below under the heading “Our Products”, positions us to take advantage of the market in developing countries, especially the PRC. Based on the increasing market size in these countries and our low cost approach, we believe that these markets offer us an attractive opportunity.

The Rise of the Android Operating System

There is a unique opportunity in combining the affordability of inexpensive “white-box” mobile devices with the attractiveness of branded Android phones. We believe that we are pioneering a new market segment by cutting the expensive marketing and administrative overhead of the large global brands while simultaneously offering upwardly mobile customers in developing countries the prestige and quality of a recognized brand. We believe this best-of-both-worlds strategy offers strong competitive and profitability advantages.

A “white-box” mobile device is a non-branded mobile device, which contains no markings on the exterior of the device to identify the manufacturer. A “white-box” Chinese company is a company that manufactures white-box mobile devices.

Our Products

We have the following products that have either entered into volume production or are in the development process:

Product	Specification	Producing
Kruze
Kruze 4m 130	Android, 3.2’ screen, smartphone	In production
Kruze 4m 160	Android, 3.5’ screen, smartphone	In production
Kruze 4m-s	Android, 4.0’ screen, waterproof, smartphone	being developed
Krush
Krush M7G	Android, 7’ screen, tablet	In production
Krush M7B	Android, 7’ screen, tablet	In production
Krush M7E	Android, 7’ screen, tablet	In production
Krush M7F	Android, 7’ screen, tablet	In production
Krush M8B	Android, 8’ screen, tablet	In production and trial test
Krome
Krome GE910	2’ screen, feature phone	In production
Krome GE920	2.4’ screen, feature phone	In production
Krome GE510	3.6’ screen, feature phone	In production
Krome Q8	Special purpose, feature phone	being developed and tested

In production means the product has met our product design specifications and is being produced. In testing means the product has met our design specifications and limited production runs have been produced. Being developed means the product is still in the design phase and has not yet met our product design specifications. Our product manufacturing is currently outsourced to mobile device manufacturers in China. Our arrangements with these mobile device manufacturers are on an order-by-order basis. Upon placing an order to manufacture, we are required to pay either in full or sometimes on payment terms, with full payment required prior to our receiving delivery of our order. XingWei and Yiyueqiji do not have any production facilities. These companies are design companies and provide the manufactures with our product specifications.

The range of features found in mobile device products is vast and our products are feature-competitive with similarly and even higher priced products from other manufacturers. Our products should primarily compete with products offered by low-cost manufacturers of similar mobile device products, the majority of these low-cost manufacturers are “white-box” Chinese companies.

Manufacturing

We intend to outsource the majority of our manufacturing services to manufacturers in China, including board production, parts procurement, assembly, quality assurance testing, warranty repair and service. We intend to execute design and manufacturing agreements with numerous mobile device manufacturing companies. These companies will collaborate with us on product specifications and provide us with the flexibility to make changes to our products as market conditions change.

We anticipate that these mobile device manufacturing companies will be required to provide us with several warranties, including that they have all necessary rights required to manufacture and sell the components used to manufacture our products; that each unit will be free from material defects for a period of at least 24-months; that these products will be free from any liens, encumbrances or defects in title; and that these products will comply with all requested specifications.

We intend to build and maintain build-to-order capabilities and quality control functions in-house, which will be the responsibility of our production and engineering teams. This should include manufacture engineering, development of production and assembly test procedures, definition of quality assurance program and development of test fixtures, build-to-order production and “out-of-box” quality assurance testing.

Our Strategy

Our goal is to be a global leader in the design, development and manufacture of mobile devices through the following strategies:

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Enhancing brand awareness.

We believe that building our brand will be critical to creating demand for, and achieving widespread acceptance of, our mobile devices. We believe a strong brand offers a competitive advantage and so we intend to devote significant resources to strategic marketing promotion in an effort to create and increase brand awareness and product recognition and heighten consumer loyalty. Our aim is to develop the “Kunekt” name into an internationally recognizable brand.

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Building a sales network and requisite distribution channels.

We intend to penetrate the global market for mobile devices by creating a sales and customer service network of agents and dealers in international markets. We also intend to develop relationships with a broad set of wholesalers, distributors and resellers, all in order to create market availability of our products. We expect that these relationships should allow us to build a diverse global customer base.

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Offering affordable products.

We believe that price is a primary factor in determining how quickly mobile devices are adopted by consumers. We intend to explore ways to minimize the cost of product manufacturing in order to provide our products at low prices to our customers while offering high quality products.

Sales

We plan on building a sales team of individuals that will have geographic responsibilities for direct and indirect sales opportunities. We anticipate that this sales team will work closely with our distribution partners in each of their defined geographic regions and our relationships with these distribution partners will be based upon standard agreements, which are as of this filing undefined.

As our business grows, our management anticipates implementing the following sales plan:

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Deliver several products to vertical application markets. Already identified vertical application markets include public security, government, couriers and transportation.

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Customize our products to meet telecom operators’ needs. Many large telecom operators operate proprietary value added service platforms in addition to those provided by

Google® and Apple®. We intend to provide customized solutions that will allow smaller telecom operators in emerging markets to compete in this market.

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Collaborate with leading Chinese institutional funds to create an industrial park where we can aggregate our technical and sales partnerships and synergize all aspects of mobile device design, development and manufacture, including applications for mobile devices.

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Accelerate our international sales opportunities by licensing and/or partnering with market leading companies in strategic emerging economies such as: Indonesia, Brazil, Mexico, and India.

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Accelerate our international sales opportunities through the opening of sales offices in the United States, Canada, major European markets, Eastern Europe and other emerging markets.

We may not be able to implement our sales plan for a variety of reasons including our inability to obtain and sell our products, competition from other manufactures, and our inability to obtain and grow our own  brand name.

The process to open a sales office in the United States or in other international sales markets is primarily the same. Once a determination has been made that the country or city provides significant potential for generating sales or for reducing existing costs of sales, the following typical events will be carried out by us:

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A lawyer will be sourced and contacted;

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An accountant will be sourced and contacted;

•

Depending on the results of these two meetings, a wholly-owned subsidiary may be incorporated or some other recommended structure will be created under which the sales office can operate;

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Possible sales managers will be sourced through either existing contacts of our company who have knowledge of the location and/or through online agencies or local-market head-hunters;

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An office leasing agent will be sourced and contacted and an office premises located and secured; and

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Furniture and equipment providers will be sourced and necessary items purchased and installed in the premises.

Marketing

We plan to develop marketing programs aimed at creating and then increasing awareness of our brand and our products. Key elements of our marketing program should include:

•

Participation in targeted industry trade shows and conferences;

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Editorial coverage and advertisements placed in vertical market publications and consumer publications aimed at mobile devices;

•

Product marketing refinement by obtaining customer feedback through surveys;

•

Use of our website for communications, as well as customer and channel support capabilities; and

•

Inclusion of customers, industry experts and others in the product development and testing cycles.

We believe that, as a small company, our key to success will depend on our ability to provide a superior product and to be more responsive to our customers’ needs than our larger competitors are. When embarking on the development of a new mobile device or the upgrade of an existing one, we intend to solicit extensive customer feedback. We believe this process, combined with operational flexibility and the ability to make quick decisions may enable us to deliver products and technology ahead of our competitors.

Competition

The market for mobile devices is intensely competitive, subject to rapid change and sensitive to new product introductions or enhancements as well as marketing efforts by industry participants. Competition is typically based on design, product innovation, quality, reliability, performance, ease of use and price. The technology behind our mobile device products must consistently be improved over time. We will have to continually enhance our products to meet threats from our competitors. Our products should primarily compete with products offered by low-cost manufacturers of similar mobile device products, the majority of these low-cost manufacturers are “white-box” Chinese companies.

Many, if not all, of our competitors have greater financial, technical, research and development resources, and marketing capabilities than we do, making our focus on quality and customer service vital to our success.

Research and Development

We intend to focus our product design efforts on both improving our existing products and developing new products. In an effort to enhance our products’ quality, to reduce costs, and stay current with emerging digital product trends, we will need to work with outsourced research institutions, universities, parts suppliers and manufacturers to identify emerging mobile device trends and implement new solutions targeted at meeting the current and future needs of the markets we compete in.

Management believes that we will build strategic relationships with one or more leading Chinese telecom companies to jointly develop quality products for worldwide opportunities.  We are currently in discussions with a leading Chinese telcom carrier. Pursuant to a non-disclosure agreement, we cannot provide the name of the carrier. We will disclose the name upon the signing of a definitive agreement. The disclosure in the 8-K on page 24 has been revised accordingly.

Intellectual Properties

On November 22, 2010, Kunekt applied for a trademark on “Kunekt” with the U.S. Patent and Trademark Office for mobile phones and smartphones. On September 24, 2008, Kunekt applied for a service mark on “Kunekt” with the U.S. Patent and Trademark Office for certain financial services. Kunekt was granted the registered service mark on “Kunekt” (Registration #3,622,342) by the United States Patent and Trademark Office on May 19, 2009. On June 14, 2011 Kunekt was issued a Notice of Allowance (NOA) for filing a Statement of Use (SOU), which NOA grants Kunekt six (6)-months to file a SOU. On January 13, 2012 Kunekt was granted an Extension of Time to File a Statement of Use, which grants a further six (6)-months to file a SOU.

These intellectual properties and other assets previously owned by Kunekt will be purchased by us under the terms of the Asset Purchase Agreement. The Asset Purchase Agreement has not closed. AMS entered into a license agreement to license the Kunekt Assets pending the closing of the Asset Purchase Agreement.

License Agreement

On June 29, 2011, Kunekt and AMS entered into a non-exclusive trademark license agreement (the “License Agreement”), whereby Kunekt granted to AMS the right to use its trademarks throughout the world in exchange for a royalty of one half of one percent of the gross revenues produced by AMS, which shall be paid within 30 days of the termination of the License Agreement. The License Agreement will terminate upon the earlier of: (i) six months from June 29, 2011; (ii) the closing of the Asset Purchase Agreement (as defined below), or (iii) such other date as is mutually agreed to by the parties hereto. Kunekt may terminate the License Agreement by delivering written notice to AMS and AMS may terminate the License Agreement by delivering 30 days written notice to Kunekt.

Employees

Ya Zhu Silk, Inc.

Our company is currently operated by Frank Fengrui Yue, as our president and director.

AMS

AMS has nine full-time employees that work in the Shenzhen, China and Hong Kong area. These employees are engaged in research and development, technical support and business development activities. We anticipate that during 2012 the number of AMS employees should increase to 48, primarily in the Shenzhen, China operation and that AMS should operate the major smartphone and tablet product development center and product delivery business unit for the group of companies.

XingWei’s Business

Products

XingWei designs, develops, sells and services wireless mobile devices with integrated software and also licenses the integrated software separately.

XingWei’s primary business is licensing its integrated software to Chinese mobile phone original equipment manufacturers (“OEMs”). These Chinese OEMs include tier 2 vendors, such as Meiling and Jingli, and tier 1 vendors, such as Konka and TCL.

The integrated software licensed to these Chinese OEMs, is based on code division multiple access (“CDMA”) chip sets. The integrated software is a micro system that provides the control and processing of an entire mobile phone’s call logics and the voice channel processing.

Distribution

XingWei has a dedicated sales force that sells directly to the OEMs’ research and development (“R&D”) departments.

In the last two fiscal years, the majority of XingWei’s R&D efforts have been dedicated to platform upgrades and to new products development. The new products development efforts have involved hardware and software design, and customization work. In the calendar year 2011 and 2010, XingWei has spent approximately $320,485 and 229,516 on its R&D efforts, including wages to its employees, respectively.

Customers

XingWei has a diversity of customers and therefore does not rely on only a small number of customers.

Intellectual Property

In 2009, XingWei was recognized as a high-tech software company, by the Guangzhou government, and thus it is qualified for government support to further develop intellectual property (“IP”) rights for certain selected projects. XingWei is a certified ‘software company’ (a title that is given to the hi-tech company) that is qualified for government support like grants to develop new technologies and IP.

Government Regulation

XingWei is in the consumer electronics business, and there are no Chinese government regulations of which management is aware that would regulate the consumer electronics industry.

Employees

XingWei has hired 42 employees who are engaged in R&D, technical support and sales activities. Among the 42 employees, there are 36 full-time and 6 part-time employees. The part-time employees are in technical support and logistics positions.

Yiyueqiji’s Business

Products

Yiyueqiji designs and develops Android-based smartphone and other mobile device related products.

Yiyueqiji has developed hybrid smartphone and other mobile device related products and it has applied for, and has been granted, 12 Chinese patents since operations began in January 2010.

Yiyueqiji is still developing its hybrid products, but Yiyueqiji has worked with major silicon vendors and has delivered tablet-based mobile device products to some OEMs.

Currently, the majority of Yiyueqiji’s revenue comes from the sale of samples of its hybrid smartphone technologies and from software development for OEMs. The balance of its revenue comes from providing software and system development consulting service for these and other OEMs. A “sample” is a production unit that is sold to a prospective distributor in order for the potential distributor to make a decision (to purchase as is or to request potential modifications and/or to decline their interest in the product) with respect to the unit.

Our goal is that Yiyueqiji will transition its major revenue to be derived from system software development and re-assign its staff and expertise to Shenzhen operations in 2012.

The current hybrid products support what are known as E-book like features along with Android-based tablet features. Yiyueqiji has been constantly evolving both its software technologies and the hardware platforms that are supported. The first generation of these hybrid products were based on Marvell chip sets. The next generation of products will be based on multiple platforms, including NEC and Texas Instrument chip sets.

Distribution

Yiyueqiji has worked with agents to distribute and sell its products and will continue to build on this network both in China and in certain established and emerging markets.

Research and Development

In the last two fiscal years, the majority of Yiyueqiji’s R&D efforts have been dedicated to hardware and software design and development for the above mentioned hybrid products which are all based on the Android operating system. In the calendar year 2011 and 2010, Yiyueqiji has spent approximate $51,283 and $53,088 on its R&D efforts, including wages paid to employees, respectively.

Customers

These hybrid products, which are currently still in the development stage, currently have are very limited number of customers. These customers are primarily from Europe.

Intellectual Property

Since its founding in January 2010, Yiyueqiji has filed for 12 patents in China for hybrid smartphone technologies. Seven of these were approved and are listed below. There are 5 patents pending and awaiting comments. Yiyueqiji’s R&D team consists of engineers who formerly worked with major telecom companies in China, such as Motorola and Alcatel.

Patent Number

Patent Description

201010103808.40

an effective way of display on tablets after power off of the system

201020105847.30

an e-reader with dual display system

201020105840.10

an e-reader that supports shaking and reading

201020105836.50

an e-reader that supports the back touch control

201020105838.40

a tablet that supports shut off by rotating the linkage with dual display

201030102887.80

a new e-reader

201020127423.70

a new e-reader with electronic rotating linkage

Government Regulation

Yiyueqiji is in the consumer electronics business, and there are no Chinese government regulations that management is aware of that would affect Yiyueqiji.

Employees

Yiyueqiji has hired 39 employees who are engaged in R&D, technical support and sales activities. Among the 39 employees, there are 33 full-time and 6 part-time employees. The part-time employees are in technical support and sales positions. The majority of full-time employees have worked previously with major telecom companies in China, including Motorola, Huawei and France Telecom, and they have in-depth knowledge of smartphone technologies and extensive engineering expertise in research and development of Android and Linux mobile device products and related software applications.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this report in evaluating our company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks. In evaluating us, our business and any investment in our business, readers should carefully consider the following factors.

Risks Related to the VIE Agreements

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

We conduct our operations in the PRC through the VIE Agreements, a series of contractual arrangements entered into among AMS and XingWei and Yiyueqiji. As a result of these VIE

Agreements, AMS manages and operates XingWei and Yiyueqiji pursuant to the rights it holds under our VIE Agreements. A majority of the economic benefit and almost all of  the risks arising from our operations are ultimately enjoyed and undertaken by AMS under these agreements. We have not obtained an opinion of counsel regarding the validity and enforceability of the VIE Agreements.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable. If the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

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enforcing  our company to restructure the relevant ownership structure or operations;

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taking other regulatory or enforcement actions that could adversely affect our business; and

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revoking the business licenses and/or the licenses or certificates of XingWei and Yiyueqiji, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of XingWei and Yiyueqiji, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to manage and operate XingWei and Yiyueqiji under the VIE Agreements may not  be as effective as direct ownership.

We conduct our design and engineering business in the PRC and generate virtually all of our revenues for our design and engineering services through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of XingWei and Yiyueqiji. However, the VIE Agreements may not be as effective in providing us with control over XingWei and Yiyueqiji as direct ownership. Under the current VIE Agreements, if XingWei and Yiyueqiji fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control XingWei and Yiyueqiji, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

As the VIE Agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Agreements are governed by the PRC law and provide for the resolution of disputes through arbitral proceedings pursuant to PRC law. If XingWei and Yiyueqiji or their shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing XingWei and Yiyueqiji to meet its obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in the PRC is not as developed as in some other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm's length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability, or cause other adverse financial consequences. According to the PRC Tax Administration and Collection Law, in the case of a transfer pricing related adjustment, the statute of limitation is three years normally and 10 years in special instances.

Risks Associated With Our Financial Condition

We may not be able to continue as a going concern.

Our future of business expansion is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our mobile device products. We plan to seek additional funds through the sale of our products, future debt or equity financing. If we are unable to secure additional funds, our business may fail. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

If we do not obtain adequate financing or revenues through the sale of our mobile products, our business will fail, resulting in the complete loss of your investment.

If we are not successful in earning sufficient revenues, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including our company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

No assurance can be given that our company will obtain access to capital markets in the future or that financing adequate to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of our company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of our operations and upon our financial conditions.

We anticipate operating expenses will increase.

Our anticipated operating expenses may increase due to increase expenses associated with both the manufacture of our mobile device products and establishing our sales and marketing initiatives. We may need to raise additional funds through future debt or equity financing. Within the next twelve months, increases in expenses associated with the manufacture of our mobile device products and establishing our sales and marketing initiatives will be attributed primarily to the cost of suppliers, manufacturers and sales and marketing personnel.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

Risks Related To Our Operations

If we are unsuccessful in establishing and increasing awareness of our brand and recognition of our products, or if we incur excessive expense promoting and maintaining our brand or our products, our potential revenues could be limited, our costs could increase and our operating results and financial condition would be harmed.

We believe that acceptance of our mobile device products by an expanding customer base depends in large part on increasing awareness of the Kunekt brand and that brand recognition will be even more important as competition in our market increases. Successful promotion of our brand depends largely on the effectiveness of our marketing efforts and on our ability to develop reliable and quality products at competitive prices. In addition, globalizing and extending our brand and recognition of our products and services is costly and involves extensive management time to execute successfully. Further, the markets in which we intend to operate are highly competitive and many of our competitors have greater marketing resources than we do. Our future brand promotion activities may involve significant expense and may not generate desired levels of increased revenue, and even if such activities generate some increased revenue, such increased revenue may not offset the expenses we incurred in endeavoring to build our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in our attempts to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and as a result our operating results and financial condition would suffer.

We may be unable to complete the purchase of the Kunekt Assets.

We have entered into the Kunekt Asset Purchase Agreement whereby we will purchase the Kunekt Assets, including various trademarks (the “Trademarks”). The Kunekt Asset Purchase Agreement contains conditions that are beyond our control, such as Kunekt must receive the approval of its shareholders. Pursuant to a license agreement, we are currently selling minimal product using the Trademarks. If we are unable to complete the Kunekt Asset Purchase Agreement, our efforts to market the Trademarks will be wasted. Further, our business plan assumes we will be able to complete the Kunekt Asset Purchase Agreement. If we are unable to complete the purchase, we will need to adjust our business plan and develop a different brand.

We are subject to rapidly declining average selling prices, which may harm our results of operations.

Mobile devices such as those we offer are subject to rapid declines in average selling prices due to rapidly evolving technologies, industry standards and consumer preferences. Mobile device products are subject to rapid technological changes which often cause product obsolescence. Companies within the mobile device industry are continuously developing new products with heightened performance and functionality. This puts pricing pressure on existing products and constantly threatens to make them, or causes them to be, obsolete. Our typical product’s life cycle is expected to be extremely short, thereby generating lower average selling prices as the cycle matures. If we fail to accurately anticipate the introduction of new technologies, we may possess significant amounts of obsolete inventory that can only be sold at substantially lower prices and profit margins than we anticipated. In addition, if we fail to accurately anticipate the introduction of new technologies, we may be unable to compete effectively due to our failure to offer products most demanded by the marketplace. If any of these failures occur, our sales, profit margins and profitability will be adversely affected.

In addition, mobile device distributors expect suppliers, such as our company, to cut their costs and lower the price of their products to lessen the negative impact on the mobile device distributor’s own profit margins. As a result, we may have to reduce the price of some of our mobile device products and could expect to continue to face market-driven downward pricing pressures in the future. Our results of operations will suffer if we are unable to offset any declines in the average selling prices of our products by developing new or enhanced products with higher selling prices or gross profit margins, increasing our sales volumes or reducing our production costs.

We are subject to intense competition in the industry in which we operate, which could cause material reductions in the selling price of our products or losses of our market share.

The mobile devices industry is highly competitive, especially with respect to pricing and the introduction of new products and features. Our products will compete in the low-to-medium priced sector of the mobile devices market and will compete primarily on the basis of:

• Reliability;
• Brand recognition;
• quality;
• price;
• design;
• consumer acceptance of our brand; and
• quality of service and support to retailers and our customers.

In recent years, many of our anticipated competitors have regularly lowered prices, and we expect these pricing pressures to continue. If these pricing pressures are not mitigated by increases in volume, cost reductions from our suppliers or changes in product mix, our revenues and profits could be substantially reduced. As compared to us, many of our anticipated competitors have:

• significantly longer operating histories;
• significantly greater managerial, financial, marketing, technical and other competitive resources; and
• stronger brand recognition.

As a result, our competitors may be able to:

• adapt more quickly to new or emerging technologies and changes in customer requirements;
• devote greater resources to the promotion and sale of their products and services; and
• respond to pricing pressure more effectively.

These factors could affect our operations and financial condition in a materially adverse manner. In addition, competition could increase if:

• new companies enter the market; or
• competitors expand their product mix.

An increase in competition could result in material price reductions or loss of our market share.

Our revenues and earnings could be materially and adversely affected if we cannot anticipate market trends or enhance existing products or achieve market acceptance of new products.

Consumers for mobile devices have many products to choose from and we must compete with these products in order to sell our products and generate revenues. Our success will be dependent on our ability to successfully anticipate and respond to changing consumer demands and trends in a timely manner, as well as expanding into new markets and developing new products. In addition, to gain footholds in new markets for our products, we must maintain our existing products as well as integrate them with new products. We may not be successful in developing, marketing and releasing new products that respond to technology developments or changing customer needs and preferences. We may also experience difficulties that could delay or prevent the successful development, introduction and sale of these new products. In addition, these new products may not adequately meet the requirements of the marketplace and may not achieve any significant degree of market acceptance. If release dates of any future products or enhancements to our products are delayed, or if these products or enhancements fail to achieve market acceptance when released, our sales volume may decline and earnings would be materially and adversely affected. In addition, new products or enhancements by our competitors may cause customers to defer or forego purchases of our products, which could also materially and adversely affect our revenues and earnings.

If we do not correctly forecast demand for our products, we could have costly excess production or inventories and we may not be able to secure sufficient or cost effective quantities of our products or production materials and our revenues, cost of revenues and financial condition could be adversely affected.

The demand for our products will depend on many factors, including pricing and inventory levels, and it is difficult to forecast due in part to variations in economic conditions, changes in consumer and business preferences, relatively shorter product life cycles, changes in competition, seasonality and reliance on key third party retailers, distributors and telecommunication carriers. It is particularly difficult to forecast demand for an individual product. Significant unanticipated fluctuations in demand, the timing and disclosure of new product releases, or the timing of key sales orders could result in costly excess production or inventories or the inability to secure sufficient, cost-effective quantities of our products or production materials. This could adversely impact our revenues, cost of revenues and financial conditions.

Our products may contain errors or defects, which could result in the rejection of our products, damage to our reputation, lost revenues, diverted development resources and increased service costs, warranty claims and litigation.

Our products are complex and must meet stringent user requirements. In addition, we must develop our products to keep pace with the rapidly changing mobile device market. Sophisticated electronic products like ours are likely to contain undetected errors or defects, especially when first introduced or when new models or versions are released. Our products may not be free from errors or defects after commercial shipments have begun, which could result in the rejection of our products and jeopardize our relationship with retailers, distributors and telecommunication carriers. End users may also reject or find issues with our products and have a right to return them even if the products are free from errors or defects. In either case, returns or quality issues could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs, and warranty claims and litigation which could harm our business, results of operations and financial conditions.

We will depend on a limited number of suppliers for components for our products. The inability to secure components for our products could reduce our revenues and adversely affect our relationship with our customers.

We will rely on a limited number of suppliers for our component parts and raw materials. Although there are many suppliers for each of our component parts and raw materials, we expect we will be dependent on a limited number of suppliers for many of the significant components and raw materials. This reliance involves a number of significant potential risks, including:

• lack of availability of materials and interruptions in delivery of components and raw materials from our suppliers;
• manufacturing delays caused by such lack of availability or interruptions in delivery;
• fluctuations in the quality and the price of components and raw materials, in particular due to the petroleum price impact on such materials; and
• risk related to foreign operations.

We do not currently have any long-term or exclusive purchase commitments with any suppliers. Our failure to establish relationships could negatively affect our ability to obtain our components and raw materials used in our products in a timely manner. If we are unable to obtain ample supply of products from suppliers, we may be unable to satisfy our customers’ orders which could materially and adversely affect our revenues and our relationship with our customers.

Certain disruptions in supply of and changes in the competitive environment for raw materials integral to our products may adversely affect our profitability.

We intend to use a broad range of materials and supplies, including displays, control ICs, Wifi modules, GPS modules and other electronic components in our products. A significant disruption in the supply of these materials could decrease production and shipping levels, materially increase our operating costs and materially adversely affect our profit margins. Shortages of materials or interruptions in transportation systems, labor strikes, work stoppages, war, acts of terrorism or other interruptions to or difficulties in the employment of labor or transportation in the markets in which we intend to purchase materials, components and supplies for the production of our products, in each case may adversely affect our ability to maintain production of our products and sustain profitability. If we were to experience a significant or prolonged shortage of critical components from any supplier and could not procure the components from other sources, we would be unable to meet our production schedules for some of our products and to ship such products to our customers in a timely fashion, which would adversely affect our sales, margins and customer relations.

Substantial defaults by our customers on accounts receivable or the loss of significant customers could have a material adverse effect on our business.

We expect that a significant portion of our working capital will consist of accounts receivable from customers. If customers were to become insolvent or otherwise unable to pay for products and services, or become unable to make payments in a timely manner, our business, results of operations, or financial condition could be affected in a materially adverse manner. An economic or industry downturn could also affect the servicing of these accounts receivable in a materially adverse manner, which could result in longer payment cycles, increased collection costs and defaults in excess of management’s expectations. A significant deterioration in our ability to collect on accounts receivable could also impact the cost or availability of financing available to us.

Our operations would be materially adversely affected if third-party carriers were unable to transport our products on a timely basis.

All of our products will be shipped through third-party carriers. If a strike or other event prevented or disrupted these carriers from transporting our products, other carriers may be unavailable or may not have the capacity to deliver our products to customers. If adequate third-party sources to ship our products were unavailable at any time, our business would be affected in a materially adverse manner.

The seasonality of our industry, as well as changes in consumer spending and economic conditions, may cause our quarterly operating results to fluctuate and cause our stock price to decline.

Our net revenues and operating results may vary significantly from quarter to quarter. The main factors that may cause these fluctuations are:

• seasonal variations in operating results;
• variations in the sales of our products to customers;
• variations in manufacturing and supplier relationships;

•

if we are unable to correctly anticipate and provide for inventory requirements from quarter to quarter, we may not have sufficient inventory to deliver our products to our customers in a timely fashion or we may have excess inventory that we are unable to sell;

• the discretionary nature of customers’ demands and spending patterns;
• changes in market and economic conditions; and
• competition.

In addition, our quarterly operating results could be materially adversely affected by political instability, war, acts of terrorism or other disasters.

Sales of our products will be somewhat seasonal due to consumer spending patterns, which should tend to result in significantly stronger sales in our fourth and first fiscal quarters, especially as a result of the holiday season. Although we believe that the seasonality of our industry is based primarily on the timing of consumer demand for products, fluctuations in operating results can also result from other factors affecting us and our competitors, including new product developments or introductions, availability of products for resale, competitive pricing pressures, changes in product mix, pricing and product reviews and other media coverage. Due to the seasonality of our industry, our results for interim periods may not necessarily be indicative of our results for the year.

As a result of these and other factors, revenues for any quarter are subject to significant variation, which may adversely affect our results of operations and the market price for our common stock.

We may rely on trade secret protections through confidentiality agreements with our employees, customers and other parties; the breach of such agreements could adversely affect our business and results of operations.

We may rely on trade secrets, which we will seek to protect, in part, through confidentiality and non-disclosure agreements with employees, customers and other parties. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any such breach or that our trade secrets will not otherwise become known to or independently developed by competitors. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our proposed projects, disputes may arise as to the proprietary rights to such information that may not be resolved in our favor. We may be involved from time to time in litigation to determine the enforceability, scope and validity of our proprietary rights. Any such litigation could result in substantial cost and diversion of effort by our management and technical personnel.

The protection of intellectual property rights and proprietary information in China, including both patent and trademark rights, has historically not been as effective as in the United States or other countries.  For example, implementation and enforcement of PRC intellectual property-related laws have historically been deficient and ineffective and may be hampered by corruption and local protectionism. Policing unauthorized use of proprietary technology is difficult and expensive, and we might need to resort to litigation to enforce or defend patents or trademarks issued to us or to determine the enforceability, scope and validity of our proprietary rights in such patents and trademarks.  The experience and capabilities of PRC courts in handling intellectual property litigation varies, and outcomes are unpredictable.  Further, such litigation may require significant expenditure of cash and management efforts and could harm our business, financial condition and results of operations.  To date we have not been involved in any significant intellectual property disputes, or encountered major difficulties in enforcing our intellectual property rights in China.

If we are unable to adequately protect our brand, trademarks and other intellectual property rights, our reputation may be harmed and our business may be adversely affected.

Since we lack an operating history, we face a high risk of business failure, which may result in the loss of your investment.

We are a development-stage company and recently began marketing our mobile device products. Thus we have no way to evaluate the likelihood that we will be able to operate our business successfully.

We cannot guarantee that in the future we will be successful in generating revenue or raising funds through the sale of shares or through debt financing to pay for manufacturing, sales and marketing expenses. As of the date of this annual report, we have not earned any revenue. Failure to generate revenue may cause us to go out of business, which will result in the complete loss of your investment.

We will be dependent on a technically trained workforce and an inability to retain or effectively recruit such employees could have a material adverse effect on our business, financial condition and results of operations.

We must attract, recruit and retain a workforce of technically competent employees to design, develop and manufacture our products and provide service support. Our ability to implement effectively our business strategy will depend upon, among other factors, the successful recruitment and retention of highly skilled and experienced engineering and other technical and marketing personnel. There is significant competition for technologically qualified personnel in our industry and we may not be successful in recruiting or retaining sufficient qualified personnel consistent with our operational needs.

We do not carry any business interruption insurance, products liability insurance or any other insurance policy except for a limited property insurance policy. As a result, we may incur uninsured losses, increasing the possibility that you would lose your entire investment in our company.

We could be exposed to liabilities or other claims for which we would have no insurance protection. We do not currently maintain any business interruption insurance, products liability insurance, or any other comprehensive insurance policy. As a result, we may incur uninsured liabilities and losses as a result of the conduct of our business. There can be no guarantee that we will be able to obtain insurance coverage in the future, and even if we are able to obtain coverage, we may not carry sufficient insurance coverage to satisfy potential claims. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

Because we do not carry products liability insurance, a failure of any of the products marketed by us may subject us to the risk of product liability claims and litigation arising from injuries allegedly caused by the improper functioning or design of our products. We cannot assure that we will have enough funds to defend or pay for liabilities arising out of a products liability claim. To the extent we incur any product liability or other litigation losses, our expenses could materially increase substantially. There can be no assurance that we will have sufficient funds to pay for such expenses, which could end our operations and you would lose your entire investment.

In addition, we intend to utilize third-party distributors to act as our representative for the geographic region that they will be assigned. Significant terms and conditions of distributor agreements will include FOB source, net 30 days payment terms, with no return or exchange rights, and no price protection. Since the product transfers title to the distributor at the time of shipment by us, the products will not be considered inventory on consignment. Our success will be dependent on these distributors finding customers and receiving orders.

Our information systems could be damaged as a result of disasters or unpredictable events, which could have an adverse effect on our business operations.

Our information systems are stored on servers in the United States. If major disasters such as earthquakes, fires, floods, wars, terrorist attacks, computer viruses, transportation disasters or other events occur, our information systems may be seriously damaged, and we may have to stop or delay sales and marketing of our products. We may incur expenses or loss of revenues relating to such damages.

Our quarterly results may fluctuate because of many factors and, as a result, investors should not rely on quarterly operating results as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the value of our securities. Quarterly operating results may fluctuate in the future due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in quarterly operating results could cause the value of our securities to decline. Investors should not rely on quarter-to-quarter comparisons of results of operations as an indication of future performance. As a result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of public market analysts and investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

•

vulnerability of our industry to a general economic downturn globally;

•

fluctuation and unpredictability of costs related to the raw material used to manufacture our products;

•

seasonality of our industry;

•

competition from our competitors; and

•

our ability to obtain necessary government certifications and/or licenses to conduct our business.

We  rely on outside firms to ensure that your financial statements comply with U.S. GAAP.

Currently we do not have a full-time accounting personnel with sufficient experience in maintaining your books and records and preparing financial statements in accordance with U.S. GAAP.  Thus there is a risk that we may lack an effective system of internal control over financial reporting and pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and Item 308 of Regulation S-K to annually furnish a report by our management for financial reporting and prepare financial statements and maintain your books and records in U.S. GAAP. We are working actively to hire a qualified professional with qualifications in the future to effect  the system for disclosure controls and procedures under Item 307 of Regulation S-K and internal control over financial reporting under Item 308 of Regulation S-K, as applicable

Risks Related to our Management

Our president is a non-resident of the United States.

Frank Fengrui Yue, our president and director, is a resident of the PRC. Accordingly, investors may not feel comfortable investing in a company whose management is outside of the country and may have concerns regarding the future stability of the company. There can be no assurance management will ever be run by residents of the United States.

Nevada Law provides for indemnification of officers and directors at our expense and limits their liability. These provisions may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Nevada Law contains substantial provisions for the indemnification of corporate officers and directors acting on behalf of the corporation and our Articles of Incorporation and By-Laws do not limit this right and obligation to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

The majority of our directors and officers are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or some of our directors or officers.

The majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, investors may be effectively prevented from pursuing remedies under United States federal securities laws against some of our directors or officers.

Risks Associated with our Common Stock

Our common shares not currently eligible for sale under Rule 144 and any future sales of our securities may be adversely affected by our failure to file all reports required by the Exchange Act.

Rule 144 as promulgated under the Securities Act is not available for the resale of securities initially issued by a shell company (reporting or non-reporting) or a former shell company, unless certain conditions are satisfied. We are a former shell company. As a result, our securities cannot be resold under Rule 144 unless certain conditions are met. These conditions are:

•

the issuer of the securities has ceased to be a shell company;

•

the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;

•

the issuer has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; and

•

one year has elapsed since the issuer has filed current ''Form 10 information'' with the SEC reflecting its status as an entity that is no longer a shell company.

We first filed Form 10 information reflecting our status as an entity that is no longer a shell company in our Current Report on Form 8-K on February 27, 2012, but one year must elapse from that date in order for our securities to be eligible for sale under Rule 144, provided the other conditions set forth above are satisfied.  No assurance can be provided that we will be compliant with these conditions.  If after one year has elapsed from the filing date of the above mentioned Report we, as a former shell company, ever fail to file all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, our securities will not be eligible to be resold under Rule 144.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our shares of common stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. Financial Industry Regulatory Authority requirements make it more difficult for broker-dealers to recommend that their customers buy our shares of common stock, which may limit your ability to buy and sell our shares of common stock and have an adverse effect on the market for its shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Since we have 75,000,000 authorized shares, our management could issue additional shares, diluting our current shareholders’ equity.

We have 75,000,000 authorized shares currently issued and outstanding. We do not anticipate issuing any preferred shares in the foreseeable future.

Large increases in authorized shares and share issuances by us would generally have a negative impact on our share price. It is possible that, due to an increase in the authorized shares or additional share issuance, you could lose a substantial amount, or all, of your investment.

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and do not currently intend to pay any dividends for the foreseeable future. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

Management’s Discussion and Analysis of
Financial Conditions and Results of Operations

As a result of Share Exchange Agreement, Subscription Agreement and Share Cancellation is described more fully above in the section titled “Completion of Share Exchange Agreement” in Item 2.01 above, AMS became our wholly owned subsidiary and our new operating business and Li and Yue, the original stockholders of AMS collectively held approximately 90% of the outstanding common stock of the Company as below:

Shares
Stockholding of the Company before reverse merger	5,180,000
Stock Cancellation	(5,000,000)
Yue’s share	480,000
Li’s share	1,480,000
Shares issued pursuant to Subscription Agreement	40,000
Total	2,180,000

AMS conducts its business operations through its wholly owned subsidiary AMS Shenzhen and two variable interest entities XingWei and Yiyueqiji based in the PRC. Yiyueqiji and XingWei have signed contractual management agreements with AMS, as discussed above under the heading “Variable Interest Entities Agreements”. Under these agreements, management of all sales and operations will be under the management of AMS, a Hong Kong company. Future investment and assets purchased and sold will also be under the full control of AMS. Chinese law forbids a non-Hong Kong company from acquiring these management agreements with mainland Chinese companies. We anticipate that AMS will continue to expand its presence and operations in Hong Kong and in China. The full acquisition of Yiyueqiji and XingWei is anticipated to occur in the third calendar quarter of 2012. We also anticipate setting up other joint venture companies in China and in the U.S.

The transactions contemplated under the Share Exchange Agreement, variable interest entities Agreements and the Kunekt Asset Purchase Agreement are composed of three transactions:

Transaction one is accounted for as a reverse acquisition, where Ya Zhu (the legal acquirer) is considered the accounting acquiree and AMS (the legal acquiree) is considered the accounting acquirer. In this transaction, Ya Zhu issues its additional shares in exchange for all the outstanding shares of AMS. In accordance with ASC 810-10-55-12: “In a business combination effected primarily by exchanging equity interests, the acquirer usually is the entity that issues its equity interests. However, in some business combinations, commonly called reverse acquisitions, the issuing entity is the acquire”. Thus, AMS obtains the control of Ya Zhu and is the accounting acquirer in transaction one. The acquisition of AMS will be accounted for as a reverse merger because on a post-merger basis, the stockholders of AMS held a majority of the outstanding common stock of the Company on a voting and fully-diluted basis.

Transaction two is accounted for a business combination where two variable entities, XingWei and Yiyueqiji are acquired by AMS. As per the share exchange agreement and the VIE Agreements entered into by AMS and XingWei as well as Yiyueqiji separately, we conclude that AMS has variable interests that will both absorb a majority of the expected losses and receive a majority of the expected residual returns of XingWei and Yiyueqiji, respectively. In accordance with ASC 805-40-20: “Acquirer: The entity that obtains control of the acquiree. However, in a business combination in which a variable interest entity (VIE) is acquired, the primary beneficiary of that entity always is the acquirer” and ASC 810-10-25-38: “A reporting entity shall consolidate a VIE if that reporting entity has a variable interest (or combination of variable interests) that will absorb a majority of the VIE's expected losses, receive a majority of the VIE's expected residual returns, or both. The reporting entity that consolidates a VIE is called the primary beneficiary of that VIE”. Thus, AMS obtains the control of XingWei and Yiyueqiji and is the accounting acquirer in transaction two.

The consolidated assets and liabilities of AMS, XingWei and Yiyueqiji (AMS group), will be transferred at their historical cost with the capital structure of Yazhu. Yazhu is deemed a continuation of the business of AMS group, and the historical financial statements of AMS group will become the historical financial statements of Yazhu. Accordingly, the financial statement data are those of AMS for all periods prior to our acquisition of AMS on February 20, 2012, and the financial statements of the consolidated companies from the acquisition date forward.

Transaction three contemplated in the Kunekt Asset Purchase Agreement is accounted for an acquisition of the assets of Kunekt. The transaction is subject to approval of Kunekt’s stockholders now and has no connection with the reverse acquisition and business combination.

Overall Results

In fiscal 2011, our sales were higher than in fiscal 2010. This was primarily due to high demand within the telecom terminal devices market resulting from improved economic conditions. Higher investment in telecom industries has improved operating margin and generated improved network expansion, especially the 3G network and related services. During fiscal 2011, we had to overcome the impact of the tsunami that hit Japan and which generated supply shortages and increased lead times for hardware components used to manufacture our products.

Despite the slowdown of the global economy, the emerging markets, especially China, has generated higher demand for our products and solutions by customers in the consumer and enterprise sectors.

As a result of our continued commitment to research and development (“R&D”), fiscal 2011 brought many new enhancements to our product portfolio. We expanded our Android family of products with additional mobile and phones and tablets, including products designed for extreme situations – like waterproof products.

Plan of Operations

We anticipate growth in North America as well as in our international business. We anticipate continuing to create new products including long term evolution (“LTE”) in 2012 and 2013.

Due to increased demand for products, many consumer electronics manufacturers are experiencing shortages for certain hardware components. We continue to work closely with our suppliers to secure adequate supply. We are committed to employing disciplined financial policies, achieving our financial plan, and optimizing our capital structure. We anticipate continuing to evaluate opportunities to return capital to shareholders as we further strengthen our balance sheet.

Meeting all of these challenges requires consistent operational planning and execution and investment in technology, resulting in innovative products that meet the needs of our customers globally. As we execute on meeting these objectives, we remain focused on taking the necessary action to design and deliver the products in more efficient methods.

Comparison of Years Ended December 31, 2011 and 2010.

The following table sets forth the results of our operations for the years indicated:

	For the Years Ended
	December 31,
	2011	2010

NET REVENUES	$3,236,382	$1,191,156

COST OF REVENUES	1,965,435	666,953

GROSS PROFIT	1,270,947	524,203

OPERATING EXPENSES:
Selling	224,724	101,819
General and administrative	588,801	625,289

Total Operating Expenses	813,525	727,108

INCOME (LOSS) FROM OPERATIONS	457,422	(202,905)

OTHER INCOME:	144,344	43,102

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX	601,856	(159,803)

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$601,856	$(159,803)

COMPREHENSIVE INCOME (LOSS):
Net income (loss)	$601,856	$(159,803)

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	29,800	6,503

COMPREHENSIVE INCOME (LOSS)	$631,656	$(153,300)

The following table sets forth the consolidated balance sheet data:

	As of December 31,
	2011	2010

Current Assets	$1,600,731	$309,562
Total Assets	2,122,880	356,306

Total Current Liabilities/ Total Liabilities	1,321,048	186,130

Working Capital	279,683	123,432
Total Stockholders’ Equity	$801,832	$170,176

Footnotes

The transaction contemplated under the Share Exchange Agreement is deemed to be a reverse acquisition, where Ya Zhu (the legal acquirer) is considered the accounting acquiree and AMS (the legal acquiree) is considered the accounting acquirer. The assets and liabilities will be transferred at their historical cost with the capital structure of Ya zhu. Ya zhu is deemed a continuation of the business of AMS, and the historical financial statements of AMS will become the historical financial statements of Ya zhu; therefore, the pro forma financial information of Ya zhu will not be presented in this statement.

Results of Operations

Revenue

AMS generated $3,236,382 in revenue for the year ended December 31, 2011 with cost of revenue of $1,965,435, resulting in gross profit of $1,270,947 compared to generating revenues for the year ended December 31, 2010 of $1,191,156 with cost of revenue of $666,953, resulting in gross profit of $524,203. AMS generated revenues from sales of licensed CDMA chip sets for mobile phone and smartphone devices.

Expenses

AMS’ expenses for the for the year ended December 31, 2011 were $813,525 consisting of general and administrative expenses of $588,801 and selling expenses of $224,724 compared to expenses of $727,108 for the year ended December 31, 2010 consisting of general and administrative expenses of $625,289 and selling expenses of $101,819. The increase in expenses was primarily due to an increase in marketing activities related to expanding customers’ opportunities and product lines.

Liquidity and Capital Resources

Working Capital

AMS’ change in working capital is primarily due to a significant related party advances from the Company, which was offset by an increase in accounts receivable and advances to suppliers.

Cash Flow

Cash Flows
	Fiscal year ended December 31, 2011	Fiscal year ended December 31, 2010
Cash Flow Provided By (Used In) Operating Activities	$ 494,895	$ (230,664)
Cash Flow Used In Investing Activities	(476,741)	($17,153)
Cash Flow Provided By Financing Activities	1,000,000	234,379
Net increase (decrease) in Cash During Period	$ 1,031,056	$ (8,093)

Operating Activities

Cash flow in operating activities increased from outflow of $230,664 for the year ended December 31, 2010 to inflow of $494,895 for the year end December 31, 2011. The increase is primarily due to a net loss in 2010 compared to net income in 2011 and an increase in advances to suppliers in 2011.

Investing Activities

Cash outflow in investing activities increased from $17,153 for the year ended December 31, 2010 to $476,741 for the year ended December 31, 2010 due to prepayment for acquisition of building.

Financing Activities

Cash inflow in financing activities for the year ended December 31, 2011 increased to $1,000,000 from $234,379 for the year ended December 31, 2010. Financing activities consisted primarily of related party advance from us.

In connection with the Share Exchange Agreements and the Subscription Agreement, the Subscriber agreed to purchase 266,667 shares of common stocks of the Company for an aggregate price of $1,000,000. In second quarter of 2011, we have received these funds and advanced them for research, development and operations of the AMS operating companies.

The Subscriber (Everona) had previously invested $1,750,000 in Kunekt as part of the reverse merging of the AMS group companies. Under the conditions imposed on Kunekt by the CTO, Kunekt could not issue any shares to the Subscriber. Therefore, in order to get the Subscriber’s agreement that $1,000,000 of its investment in essence be transferred to an investment in our company, and the balance of $750,000 be forgiven and the ownership percentages of all parties to these agreements basically remain the same (other than Bruk’s), the Subscriber agreed that if he receive 40,000 of our common shares and Li agreed that he would transfer 226,667 of our common shares.

There increase of funds of $784,000 along with the dvancement of $216,000 comes from the subscription of the Subscriber agreed to purchase 266,667 shares of common stocks of the Company. The $216,000 was advanced before the YaZhu shares were issued to support the ongoing research, development and operations of the AMS operating companies. The $784,000 fund was paid after the subscription agreement was signed.

AMS may seek additional funding through public or private financings to fund its operations beyond 2012. However, if AMS is unable to raise additional capital when required or on acceptable terms, or achieve cash flow positive operations, it may have to significantly delay product development and scale back operations both of which may affect its ability to continue as a going concern.

Comparison of Six Months Periods Ended June 30, 2012 and 2011.

The following table sets forth the results of our operations for the periods indicated:

	For the Six MonthsPeriods
	Ended June 30,
	2012	2011

NET REVENUES	$1,413,193	$1,185,599

COST OF REVENUES	1,047,217	686,923

GROSS PROFIT	365,976	498,676

OPERATING EXPENSES:
Selling	65,866	67,755
General and administrative	305,466	200,780

Total Operating Expenses	371,332	268,535

(LOSS)INCOME FROM OPERATION	(5,356)	230,141

OTHER INCOME	111,845	32,368

INCOME BEFORE PROVISION FOR INCOME TAX	106,489	262,509

PROVISION FOR INCOME TAXES	13,182	-

NET NCOME	$93,307	$262,509

COMPREHENSIVE INCOME:
Net income	$93,307	$262,509

OTHER COMPREHENSIVE(LOSS) INCOME:
Unrealized foreign currency translation (loss) gain	(39,726)	7,837

COMPREHENSIVE INCOME	$53,581	$270,346

The following table sets forth the consolidated balance sheet data:

	As of
	June 30, 2012	December 31,2011

Current Assets	$2,439,488	$1,600,731
Total Assets	3,002,009	2,122,880

Total Current Liabilities/ Total Liabilities	2,146,566	1,321,048

Working Capital	292,922	279,683
Total Stockholders’ Equity	$855,443	$801,832

Results of Operations

Revenue

AMS generated $1,413,193 in revenue for the period ended June 30, 2012 with cost of revenue of $1,047,217, resulting in gross profit of $365,976 compared to generating revenues for the period ended June 30, 2011 of $1,185,599 with cost of revenue of $686,923, resulting in gross profit of $498,676. AMS generated revenues from sales of licensed CDMA chip sets for mobile phone and smartphone devices.

Expenses

AMS’ expenses for the for the period ended June 30, 2012 were $371,322 consisting of general and administrative expenses of $305,466 and selling expenses of $65,866 compared to expenses of $268,535 for the period ended June 30, 2011 consisting of general and administrative expenses of $200,780 and selling expenses of $67,755. The increase in expenses was primarily due to an increase in marketing activities related to expanding customers’ opportunities and product lines.

Liquidity and Capital Resources

Working Capital

AMS’ change in working capital is primarily due to a significant advance from customers.

Cash Flow

Cash Flows
	Period ended June 30, 2012	Period ended June 30, 2011
Cash Flow (Used In) Provided By Operating Activities	$ (433,831)	$ 108,430
Cash Flow Used In Investing Activities	(51,254)	(8,095)
Cash Flow Provided by Financing Activities	984,463	965,293
Net increase in Cash During Period	$ 461,067	$ 1,071,870

Operating Activities

Cash flow in operating activities decreased from inflow of $108,430 for the period ended June 30, 2012 to outflow of $433,831 for the period end June 30, 2011. The decrease is primarily due to an of prepayment to suppliers and accounts receivable for the period ended June 30, 2012 as well as a decrease in net income for the period ended June 30, 2012.

Investing Activities

Cash outflow in investing activities increased from $8,095 for the period ended June 30, 2011 to $51,254 for the period ended June 30, 2012 due to acquisition of equipment.

Financing Activities

Cash inflow in financing activities increased from $965,293 for the period ended June 30, 2011 to $984,463 for the period ended June 30, 2012 due to a net effect of capital injection of $863,854. for the period ended June 30, 2011 compared to an increase of proceeds from related parties by $883,024 for the period ended June 30, 2012.

Properties

Executive Offices

As of the Share Exchange Agreements’ Closing Date, our executive offices will be located at Suite 1002, 10/F Fang Da Building , NanShan Science & Hi-Tech Park , NanShan District, ShenZhen , China 518057. This operating facility will function as our main operating facility. We believe these premises will be adequate for operations in 2012 and we do not anticipate that we will require any additional premises in the foreseeable future. We anticipate that we will continue to rent the premises so long as the space requirements of our company do not require a larger facility.

Intellectual Property

The description of our intellectual property rights is under the section entitled “Business – Intellectual Property”.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as at February 24, 2012, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than five percent (5%) of our common stock, and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Frank Fengrue Yue 1607-LanBao Bldg, Xi Da Wang Lu, Chaoyang District, Beijing, China	Nil	Nil
Directors and Officers as a group (1 individual)	Nil	Nil
Ya Zhu(2) Apartment 203 Building 3, #79 ChaTing DongJie, Nanjing Jiangsu, China 210017	5,000,000	96.6%
5% shareholder(3)	5,000,000	96.6%

(1)

Based on 5,180,000 shares of common stock issued and outstanding as of February 24, 2012. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

We believe the Ya Zhu has sole voting powers with the common shares benefically held by her.

(3)

OnFeb 21st, 2012, Ya Zhu cancelled 5,000,000 of our common shares. Also, on March 26th, we issued 1,480,000 common shares to Matt Li and issued 480,000 common shares to Frank Yue,.

Changes in Control

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

Directors and Executive Officers

Directors and Executive Officers, Promoters and Control Persons

As at February 24, 2012, our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with our Company	Age	Date First Elected or Appointed
Frank Fengrue Yue	President, Secretary, Treasurer and Director	38	June 29, 2011

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Frank Fengrue Yue

Frank Fengrui Yue has extensive experience in the telecom industry based in Beijing. He has worked in the electronics manufacturing, telecom system integration, communications investment areas since mid 1990s. He worked with companies including Shenzhen Electronics Import and Export Corp as a project manager, Beijing ZhongJiaXin Investment Ltd as investment director, Beijing JiaYi Consulting Ltd as President and CEO, and several other telecom companies either as a key management or business development role. Prior to joining Ya Zhu Silk, Inc. as the President and Director, from year 2007 to 2011, he worked as the EVP and division president for Beijing Yuanjin FangYuan Science and Technology company and from 2005-2007, Mr. Yue worked as the investment director with Beijing ZhongJiaXin Investment Ltd.

We believe Mr. Yue is qualified to serve on our board of directors because he brings us broad channel and business opportunities in the government and telecom industry for the Great China area, in addition to his business experiences as described above.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We believe this is appropriate since we currently have no operations.

Promoters

The promoter of our company is our president and director: Frank Fengrue Yue.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our sole director and executive officer has not been involved in any of the following events during the past ten years:

(1)

any bankruptcy petition filed by or against any business of which such person was an executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(4)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(5)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(6)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The following table summarizes the compensation of our executive officers during the two years ended August 31, 2011 and 2010. No other officers or directors received annual compensation in excess of $100,000 during the last two fiscal years.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa-tion ($)	Total ($)
Frank Fengrue Yue(1) President	2011 2010	40,000 N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	40,000 N/A
Ya Zhu Former President, Secretary Treasurer, Chief Financial Officer and Chairman of the Board(2)	2011 2010	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)

Frank Fengrue Yue was appointed as our president, secretary, and treasurer on June 29, 2011.

(2)

Ya Zhu resigned as our president, secretary, treasurer, chief financial officer and chairman of the board on June 29, 2011.

Compensation Discussion and Analysis

Other than set forth below, we have not entered into any employment agreement or consulting agreement with our current directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

At this time we have not yet entered into an employment agreement with Frank Fengrue Yue. It is anticipated the company will enter into an employment agreement with Mr. Yue within the next twelve months. Mr. Yue is entitled to be reimbursed for any company related expenses paid by him on the company’s behalf.

Outstanding Equity Awards at Fiscal Year-End

As at February 24, 2012, we had not adopted any equity compensation plan and no stock, options, or other equity securities were awarded to our executive officers.

Directors Compensation

During the fiscal year ended August 31, 2011, we paid no compensation to our directors for their services in fiscal year 2011. During the fiscal year ended August 30, 2011, we did not issue any deferred share units in lieu of cash to our directors. Currently, we do not offer any compensation to our directors.

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Pension and Retirement Plans

Currently, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees in the event of retirement.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than as noted in this section:

(i)	Any of our directors or officers;
(ii)	Any person proposed as a nominee for election as a director;
(iii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
(iv)	Any of our promoters; and
(v)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

Corporate Governance

Director Independence

We currently act with one director, Frank Fengrue Yue. Mr. Yue is not independent as defined by Rule 4200(a)(14) of the FINRA Rules as he is the president of our company.

Audit Committee

As of this date, our sole director and officer is the sole member of our audit committee.

Compensation Committee – Compensation Committee Interlocks and Insider Participation

As of this date, our sole director and officer is the sole member of our compensation committee. We believe that striking a compensation committee and appointing additional independent directors to such committee would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated revenues to date. Our board of directors’ responsibilities in acting as our compensation committee is to oversee our company’s compensation and benefit plans, including our compensation plan. Our board of directors also monitors and evaluates matters relating to the compensation and benefits structure of our company. Our company has not adopted a Compensation Committee Charter.

Transactions with Independent Directors

During the year ended August 31, 2011, we did not have any independent directors in accordance with Rule 4200(a)(14) of the FINRA Rules.

Board of Directors

As mentioned above, Mr. Yue is not an independent director as defined in Rule 4200(a)(14) of the FINRA Rules. Our board of directors facilitates its exercise of independent supervision over management by endorsing the guidelines for responsibilities of the board as set out by regulatory authorities on corporate governance in the United States. Our board’s primary responsibilities will be to supervise the management of our company, to establish an appropriate corporate governance system, and to set a tone of high professional and ethical standards.

The board will also be responsible for:

•

selecting and assessing members of the board;

•

choosing, assessing and compensating the president, secretary and treasurer of our company, approving the compensation of all executive officers and ensuring that an orderly management succession plan exists;

•

reviewing and approving our company’s strategic plan, operating plan, capital budget and financial goals, and reviewing its performance against those plans;

•

adopting a code of conduct and a disclosure policy for our company, and monitoring performance against those policies;

•

ensuring the integrity of our company’s internal control and management information systems;

•

approving any major changes to our company’s capital structure, including significant investments or financing arrangements; and

•

reviewing and approving any other issues which, in the view of the board or management, may require board scrutiny.

Directorships

Our sole director is not currently a director of any other reporting issuers (or the equivalent in a foreign jurisdiction).

Orientation and Continuing Education

We have an informal process to orient and educate new recruits to the board regarding their role on the board, our committees and our directors, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member. This information includes the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements.

The board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his obligations as director.

Nomination of Directors

The board is responsible for identifying new director nominees. In identifying candidates for membership on the board, the board takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the board. As part of the process, the board, together with management, is responsible for conducting background searches, and is empowered to retain search firms to assist in the nominations process. Once candidates have gone through a screening process and met with a number of the existing directors, they are formally put forward as nominees for approval by the board.

Assessments

The board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company’s major needs. However, due to our stage of development and our need to deal with other urgent priorities, the board has not yet implemented such a process of assessment.

Legal Proceedings

We know of no material pending legal proceedings to which our company or subsidiary is a party or of which any of their property is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any director, officer or affiliate of our company, or any registered or beneficial stockholder of our company, or any associate of any such director, officer, affiliate, or stockholder is a party adverse to our company or subsidiary or has a material interest adverse to our company or subsidiary.

Market Price of and Dividends on Our Common Stock and Related Stockholder Matters

Market for Securities

In the United States, our common shares are quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board under the symbol “YZSK”. As of February 24, 2012, there were no trades of our common stock.

On February 24, 2012 the shareholders’ list for our common stock showed 31 registered stockholders and 5,180,000 shares issued and outstanding.

We have no other classes of securities.

Transfer Agent

Our transfer agent for our common stock is Island Stock Transfer, of 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All shares of our common stock are entitled to an equal share of any dividends declared and paid.

Recent Sales of Unregistered Securities

Other than as described above under the heading “Subscription Agreement”, during the last three years, we have not sold any of our securities which were not registered under the Securities Act of 1933.

Description of Securities

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share.

Voting Rights

With respect to all matters upon which our stockholders are entitled to vote or to which our stockholders are entitled to give consent, the holders of the outstanding shares of our common stock are entitled to cast thereon one vote in person or by proxy for each share of our common stock standing in his, her or its name. Our bylaws provide directors, except as otherwise required by law, shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Our bylaws provide that the holders of at least a majority (50%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders. Our bylaws provide that whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.. Our bylaws provide that whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

Dividend Rights

Holders of our common stock are entitled to receive such cash dividends as may be declared thereon by our board of directors from time to time out of assets of funds of our company legally available therefore. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Other Rights

No stockholder of our company has any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by our company.

Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in our articles of incorporation, each share of our common stock has identical powers, preferences and rights, including rights in liquidation.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•

by our stockholders;

•

by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•

if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•

if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•

by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our articles of incorporation also provide that our officers and directors shall have no personal liability to us or our stock holders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Resignation of Independent Accountant

On October 29, 2011, the Board of Directors of our company dismissed by mutual agreement, Seale and Beers, CPAs, PCAOB & CPAB Registered Auditors, as its principal independent accountant. On November 28, 2011, we engaged Stan Jeong-Ha Lee, Certified Public Accountant (“CPA”) as our principal independent accountant. Our audit committee approved the dismissal of Seale and Beers, CPAs and the engagement of Stan Jeong-Ha Lee as its independent auditor.

Seale and Beers, CPAs’ report on our company’s financial statements for the fiscal years ended August 31, 2010 and August 31, 2009 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our company’s financial statements contained an explanatory paragraph in respect to the substantial doubt about its ability to continue as a going concern.

During our company’s fiscal years ended August 31, 2010 and August 31, 2009 and in the subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with Seale and Beers, CPAs on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of Seale and Beers, CPAs, would have caused Stan Jeong-Ha Lee, CPA to make reference to the subject matter of the disagreement(s) in connection with its report.

During our company’s fiscal years ended August 31, 2010 and August 31, 2009 and in the subsequent interim period through the date of dismissal, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Seale and Beers, CPAs with a copy of our Current Report on Form 8-K filed on December 29, 2011 prior to its filing with the Securities and Exchange Commission, and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Current Report on Form 8-K, and if not, stating the respects with which it does not agree. A copy of the letter provided from Seale and Beers, CPAs is filed as an exhibit to the Form 8-K filed on December 29, 2011.

Engagement of Independent Accountant

During our company’s fiscal years ended August 31, 2010 and August 31, 2009 and in the subsequent interim period through the date of appointment of Stan Jeong-Ha Lee, CPA on November 28, 2011, we have not consulted with Stan Jeong-Ha Lee, CPA regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Stan Jeong-Ha Lee, CPA provided to our company a written report or oral advice that Stan Jeong-Ha Lee, CPA concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, our company has not consulted with Stan Jeong-Ha Lee, CPA regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.01 above related to the unregistered sales of equity securities is responsive to this Item 3.02 and is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

The information contained in Item 2.01 above related to the change in control of the registrant is responsive to this Item 5.01 and is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

Management has determined that, as a result of the transaction described in Item 2.01 of this current report, our company has ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. Please refer to Item 2.01 of this current report on Form 8-K for a description of these transactions.

Item 9.01 Financial Statements and Exhibits.

The information included under Item 2.01 above related to the audited financial statements of AMS is responsive to this Item 9.01 and is incorporated herein by reference.

(a)

Financial Statements of Business Acquired

Filed herewith as Exhibit 99.1 to this Report are the Combined Audited Financial Statements for the nine-month period ended September 30, 2011 and for the years ended December 31, 2010 and 2009, for Beijing Yiyueqiji Science and Technology Development Ltd. Inc., Guangzhou XingWei Communications Technology Ltd. Inc. and AMS-INT Asia Limited and Subsidiaries.

(b)

Pro Forma Financial Information

Filed herewith as Exhibit 99.2 to this Report is unaudited pro forma combined financial information of Ya Zhu Silk, Inc. and its subsidiaries.

(c)

Shell Company Transactions

Reference is made to items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

Exhibits

No.	Description
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form S-1, filed on November 19, 2008)
3.2	Bylaws (incorporated by reference from our Registration Statement on Form S-1, filed on November 19, 2008)
10.1

Master Agreement with Kunekt Corporation, AMS-INT Asia Limited, Ferngrui Yue, Guangzhou XingWei Communications Technology Ltd. Inc., Matt Li, Beijing Yiyueqiji Science and Technology Development Ltd. Inc., and Mark Bruk (incorporated by reference from our Form 10-Q filed on July 15, 2011)

10.2	Share Exchange Agreement with Ferngrui Yue and Guangzhou XingWei Communications Technology Ltd. Inc. (incorporated by reference from our Form 10-Q filed on July 15, 2011)
10.3	Share Exchange Agreement with Matt Li and Beijing Yiyueqiji Science and Technology Development Ltd. Inc. (incorporated by reference from our Form 10-Q filed on July 15, 2011)
10.4

Registration Rights Agreement with Kunekt Corporation, AMS-INT Asia Limited, Ferngrui Yue, Guangzhou XingWei Communications Technology Ltd. Inc., Matt Li, Beijing Yiyueqiji Science and Technology Development Ltd. Inc., and Mark Bruk (incorporated by reference from our Form 10-Q filed on July 15, 2011)

10.5	Asset Purchase Agreement with Kunekt Corporation (incorporated by reference from our Form 10-Q filed on July 15, 2011)
10.6	Form of Share Subscription Agreement (incorporated by reference from our Form 10-Q filed on July 15, 2011)
10.7

Master Amending Agreement #2 with Kunekt Corporation, AMS-INT Asia Limited, Ferngrui Yue, Guangzhou XingWei Communications Technology Ltd. Inc., Matt Li, Beijing Yiyueqiji Science and Technology Development Ltd. Inc., and Mark Bruk

10.8	Voting Rights Agreement with AMS-INT Asia Limited, Guangzhou XingWei Communications Technology Ltd., Chengwu Zhu, Qijian He, and Songtao He
10.9	Voting Rights Agreement with AMS-INT Asia Limited, Beijing Yiyueqiji Science and Technology Development Ltd. Inc., Jin Su, and Zhibin Xing
10.10	License Agreement with AMS-INT Asia Limited and Kunekt Corporation
10.11	Restructuring Agreements between XingWei and AMS
10.12	Restructuring Agreements between Yiyueqiji and AMS
21.1	Our wholly owned subsidiary is AMS-INT Asia Limited (“AMS”), a Hong Kong corporation
- 70 -
99.1

Combined Audited Financial Statements for the nine-month period ended September 30, 2011 and for the years ended December 31, 2010 and 2009, for Beijing Yiyueqiji Science and Technology Development Ltd. Inc., Guangzhou XingWei Communications Technology Ltd. Inc. and AMS-INT Asia Limited and Subsidiaries (incorporated by reference from our Form 8-K/A filed on March 7, 2012)

99.2	Unaudited pro forma combined financial information of Ya Zhu Silk, Inc. and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YA ZHU SILK, INC.

/s/ Fengrui Yue

Fengrui Yue

President

Date: October  18, 2012